UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Spirit AeroSystems Holdings, Inc.
2025 Notice of Annual Meeting
and Proxy Statement

Spirit AeroSystems Holdings, Inc.
MESSAGE FROM OUR CHAIR
April 23, 2025
Dear Fellow Stockholders:
On behalf of the entire Board of Directors, I would like to express our appreciation for the trust you have placed in us to act as stewards of our Company.
I and the rest of the Board invite you to attend the 2025 Annual Meeting of Stockholders on Friday, May 23, 2025, at 10:00 a.m. Central Time, online at www.virtualshareholdermeeting.com/SPR2025.
We encourage you to vote by proxy in advance of the meeting. These proxy materials contain detailed information about the matters on which we are asking you to vote. Your vote is very important to us.
On behalf of the Board, I would like to express our appreciation for the confidence you place in us through your investment.
Sincerely,

Robert D. Johnson
Chair of the Board

Spirit AeroSystems Holdings, Inc.
3801 South Oliver, Wichita, Kansas 67210
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Spirit AeroSystems Holdings, Inc. (“Spirit” or the “Company”) will be conducted virtually via live audio webcast on Friday, May 23, 2025, at 10:00 a.m. Central Time. The record date for the Annual Meeting is April 8, 2025 (the “Record Date”). This Proxy Statement is being first released to stockholders on April 23, 2025.
Matters to be Voted on at the Annual Meeting

Proposal	Description	Board Recommendation
Proposal 1	Election of directors	FOR each nominee
Proposal 2	Advisory vote to approve the compensation of named executive officers	FOR
Proposal 3	Ratification of appointment of Ernst & Young LLP as independent auditors for 2025	FOR
Proposal 4	Stockholder proposal titled “Transparency in Political Spending”	AGAINST

On June 30, 2024, Spirit entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), with The Boeing Company (“Boeing”) and Sphere Acquisition Corp., a wholly owned subsidiary of Boeing (“Merger Sub”), providing for the merger of Merger Sub with and into Spirit (the “Merger”), and for Spirit to be the surviving corporation in the Merger. Upon completion of the Merger, Spirit would be a wholly owned subsidiary of Boeing. Spirit stockholders approved the Merger Agreement at a special stockholders meeting held on January 31, 2025. No other action by Spirit stockholders is required with respect to the Merger. Accordingly, no action will be taken at the Annual Meeting with respect to, and no proxy is being solicited in connection with, the Merger. If the Merger is completed prior to the commencement of the Annual Meeting on May 23, 2025, the Annual Meeting will not be held.
Casting Your Vote
If you are a stockholder of record of shares of Spirit’s Class A Common Stock (the “Common Stock”) as of the close of business on the Record Date, you may vote your shares using any of the below methods and the 16-digit control number on your proxy card.

INTERNET	Visit www.proxyvote.com prior to the Annual Meeting During the Annual Meeting, visit www.virtualshareholdermeeting.com/SPR2025
MOBILE DEVICE	Use your tablet or smartphone to scan the QR code
PHONE	Call 1-800-690-6903
MAIL	Sign, date, and return your proxy card

If you hold your shares of Common Stock through an account with a bank, broker or other nominee, you should receive a voting instruction form from your bank, broker or other nominee seeking instruction from you as to how your shares should be voted.
To vote at the Annual Meeting, attend the Annual Meeting and vote via the Annual Meeting website. See “Attending the Annual Meeting,” below.
Attending the Annual Meeting
The Annual Meeting will be conducted virtually again this year. Stockholders may attend the Annual Meeting at www.virtualshareholdermeeting.com/SPR2025 by entering a 16-digit control number. If you hold your shares of Common Stock as a stockholder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Common Stock through an account with a bank, broker or other nominee, your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Annual Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Annual Meeting. Stockholders may vote and submit questions during the Annual Meeting on the website.

Your vote is important. Regardless of whether you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Thank you for your ongoing support of Spirit.
Sincerely,

David Myers
Vice President,
General Counsel and Corporate Secretary
April 23, 2025
Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com

i

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider before voting your shares. Please carefully read this entire Proxy Statement and our Annual Report for the year ended December 31, 2024, before voting. We use the terms “Spirit,” the “Company,” “we,” “us,” and “our” in this Proxy Statement to refer to Spirit AeroSystems Holdings, Inc. and its consolidated subsidiaries.
On June 30, 2024, Spirit entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), with The Boeing Company (“Boeing”) and Sphere Acquisition Corp., a wholly owned subsidiary of Boeing (“Merger Sub”), providing for the merger of Merger Sub with and into Spirit (the “Merger”), and for Spirit to be the surviving corporation in the Merger. Upon completion of the Merger, Spirit would be a wholly owned subsidiary of Boeing. Spirit stockholders approved the Merger Agreement at a special stockholders meeting held on January 31, 2025. No other action by Spirit stockholders is required with respect to the Merger. Accordingly, no action will be taken at the Annual Meeting with respect to, and no proxy is being solicited in connection with, the Merger. If the Merger is completed prior to the commencement of the Annual Meeting on May 23, 2025, the Annual Meeting will not be held.

PROPOSAL 1 - Election of Directors
The Nominating and Corporate Governance Committee and Board of Directors recommend that stockholders vote “FOR” all director nominees. Each nominee is nominated for a one-year term.

See “Proposal 1 - Election of Directors” beginning on page 5 of this Proxy Statement.

Director Nominees
The following table sets forth the 2025 director nominees for election to Spirit’s Board of Directors (the “Board”).

Name	Age	Director Since	Skills and Experience	Independent	Committee Memberships	Other Public Boards
Stephen A. Cambone	72	2019	Dr. Cambone has extensive advisory experience in strategic planning, operations, resource allocation, technology, and governmental affairs acquired through years in public and private service, including as the Pentagon’s first Under Secretary of Defense for Intelligence.	Yes	Audit Risk	0
Jane P. Chappell	63	2024	Ms. Chappell has over 40 years of experience providing operational and strategic leadership in the defense industry. Ms. Chappell is the CEO of Altamira Technologies, on the Board of Advisors for Lone Star Analysis, and served in various roles at Raytheon Corporation for over 36 years, most recently as the VP, Global Intelligence Solutions leading the overall intelligence and commercial ground business with operational, strategy, and customer relationship responsibilities.	Yes	Corporate Governance and Nominating Risk	0
Irene M. Esteves	66	2015	Ms. Esteves was appointed as EVP and CFO of Spirit in June 2024. Ms. Esteves has an invaluable depth and breadth of experience in finance, risk management, and business strategy across multiple industries. Ms. Esteves has overseen a variety of business functions in senior executive roles, including as EVP and CFO for Time Warner Cable Inc.	No		2

Name	Age	Director Since	Skills and Experience	Independent	Committee Memberships	Other Public Boards
William A. Fitzgerald	64	2021	Mr. Fitzgerald has years of technical and operational leadership experience, including in global supply chain and aerospace manufacturing and services. Mr. Fitzgerald served most recently as Vice President and General Manager of Commercial Engines Operation for GE Aviation.	Yes	Audit Compensation*	0
Paul E. Fulchino	78	2006	Mr. Fulchino has executive and strategic advisory experience spanning 40 years. He has particular expertise in growth attained through various roles, including as Chairman and CEO of the world’s largest technology-based service provider of component parts and services to the aviation industry (Aviall, Inc.) through its acquisition by The Boeing Company (“Boeing”).	Yes	Compensation Corporate Governance and Nominating	1
Robert D. Johnson, Board Chair	77	2006	Mr. Johnson has deep domestic and international executive experience in the aerospace industry, including risk management, financial oversight, operations, and strategy. Mr. Johnson’s global experience was acquired through a variety of roles, including as CEO of Dubai Aerospace Enterprise and as Chairman of Honeywell Aerospace.	Yes	Corporate Governance and Nominating Risk	2
Ronald T. Kadish	76	2006	Mr. Kadish has extensive military and executive experience with unique defense, government, risk oversight, and operations expertise. Mr. Kadish served as EVP of the Defense Group for Booz Allen Hamilton, in a variety of roles for the Department of Defense, and as a Lieutenant General in the U.S. Air Force.	Yes	Compensation Risk*	0
James R. Ray, Jr.	61	2022	Mr. Ray has expertise in supply chain, business transformation, strategy development and execution, innovation, technology, acquisitions, and global business integration acquired through years in leadership at Stanley Black & Decker. Mr. Ray currently serves as CEO and President of Commercial Vehicle Group.	Yes	Corporate Governance and Nominating*	1
Patrick M. Shanahan	62	2021	Prior to being named as Spirit’s President and CEO in September 2023, Mr. Shanahan served as an independent director of the Company since 2021. Mr. Shanahan has policy, defense, cybersecurity, and operations experience, as well as a valuable customer perspective. Mr. Shanahan served as Acting Secretary of Defense and previously as the 33rd Deputy Secretary of Defense, he spearheaded modernization in cybersecurity and other critical areas. Mr. Shanahan spent over three decades in a variety of leadership roles with Boeing.	No		2
Laura H. Wright	65	2018	Ms. Wright has extensive experience in commercial aviation executive management, including corporate finance, accounting, operations, treasury, and risk management. Ms. Wright also provides unique commercial aircraft end-user insights from her 25-year career at Southwest Airlines, most recently as SVP and CFO.	Yes	Audit* Corporate Governance and Nominating	3

*	Chair

PROPOSAL 2 - Advisory Vote on Executive Compensation
The Board recommends that stockholders vote “FOR” advisory approval of the compensation of our NEOs for 2024.

See “Proposal 2 - Advisory Vote on Executive Compensation” beginning on page 25 of this Proxy Statement.

PROPOSAL 3 - Ratification of Appointment of Independent Auditors
The Board recommends that stockholders vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2025.

See “Proposal 3 - Ratification of Appointment of Independent Auditors” beginning on page 59 of this Proxy Statement.

PROPOSAL 4 - Stockholder Proposal
The Board recommends that stockholders vote “AGAINST” the stockholder proposal titled “Transparency in Political Spending.”

See “Proposal 4 - Stockholder Proposal” beginning on page 61 of this Proxy Statement.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board has nominated each individual listed below for election as a director. The Board has determined it is in the best interests of the Company and its stockholders for each nominee to continue serving on the Board, subject to stockholder approval. All of our directors are elected each year at the Company’s annual meeting of stockholders. John L. Plueger, a director of the Company since 2014, will not be standing for re-election at the Annual Meeting, and, accordingly, the size of the Board will be reduced to 10 directors at the time of the Annual Meeting. The directors elected at the Annual Meeting will hold office until the next annual meeting of stockholders and until the election and qualification of his or her respective successor, subject to earlier resignation, removal, death, or disability.
Each of the director nominees has agreed to serve if elected and, as of the date of this Proxy Statement, the Company has no reason to believe that any nominee will be unable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders’ intention is to vote the proxies for such other person as may be designated by the Board to fill such vacancy.

The Board unanimously recommends a vote FOR each of the director nominees listed below.

Voting Standard
The Company’s bylaws provide for simple majority voting in an uncontested election of directors. In order for a director nominee to be elected, the votes cast “FOR” the director nominee’s election must exceed the votes cast “AGAINST” the director nominee’s election. In the event that an incumbent nominee does not receive the requisite majority of votes cast in this election, the Company will follow the procedure described under “General Information - What happens if an incumbent director nominee is not elected at the Annual Meeting?” Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the election of directors. Your broker may not vote your shares on this proposal unless you give voting instructions.

Stephen A. Cambone Independent Director Age: 72 Director Since: 2019
PROFESSIONAL EXPERIENCE:
•
Staff member, Los Alamos National Laboratory (2024-present)
•
Consultant, Techsource (2022-present)
•
Consultant, Intelligence and Security Alliance (2021-present)
•
Trustee, Rumsfeld Foundation (2012-present)
•
Associate Vice Chancellor for Cyber Initiatives, Texas A&M University System (2017-2022)
•
Founder, Adirondack Advisors, LLC (2012-2018)
•
Senior positions at QinetiQ, Inc. (2007-2012), including Executive Vice President, Strategic Development North America, and President, Missions Solution Group North America
•
Under Secretary of Defense for Intelligence, U.S. Department of Defense (“DOD”) (2003-2006) and served in other roles with the DOD from 2001-2003

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2019-present)

COMMITTEE ASSIGNMENTS:
•
Audit
•
Risk

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Dr. Cambone brings to the Board extensive expertise in governmental affairs, defense, and intelligence, along with executive leadership experience in the defense technology industry. Dr. Cambone has world-class knowledge of cybersecurity matters and invaluable insight into strategic development, given his years of experience in the private sector and government.

Jane P. Chappell Independent Director Age: 63 Director Since: 2024
PROFESSIONAL EXPERIENCE:
•
CEO, Altamira Technologies (2021-present)
•
Consultant, Altamira Technologies (2020-2021)
•
Consultant, Raytheon Corporation (2020-2021)
•
VP, Global Intelligence Solutions, Raytheon Corporation (2015-2019)
•
VP, Business Development Intelligence, Information and Services, Raytheon Corporation (2009-2015)
•
Various roles, Raytheon Corporation (“Raytheon”) (1983-2009)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2024-present)

COMMITTEE ASSIGNMENTS:
•
Governance
•
Risk

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Ms. Chappell has over 40 years of experience, 17 years at the executive level, providing operational and strategic leadership in the defense industry. She currently serves as CEO of Altamira Technologies, a national security company in both the defense and intelligence sectors, and is on the Board of Advisors for Lone Star Analysis. Prior to Altamira, Ms. Chappell was with Raytheon for 36 years, where in her last position she was Vice President leading the overall intelligence and commercial ground business with operational, strategy, and customer relationship responsibilities.

Irene M. Esteves Director Age: 66 Director Since: 2015
PROFESSIONAL EXPERIENCE:
•
Executive Vice President and Chief Financial Officer, Spirit AeroSystems, Inc. (2024-Present)
•
Executive Vice President and Chief Financial Officer, Time Warner Cable Inc. (2011-2013)
•
Executive Vice President and Chief Financial Officer, XL Group plc (2010-2011)
•
Senior Vice President and Chief Financial Officer, Regions Financial Corporation (2008-2010)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Roper Technologies (2021-present)
•
Spirit AeroSystems Holdings, Inc. (2015-present)
•
KKR Real Estate Finance Trust Inc. (2018-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS - PAST FIVE YEARS:
•
Aramark Holdings Corp. (2015-2022)
•
RR Donnelley & Sons Co. (2017-2022)

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Ms. Esteves has experience in global finance, corporate strategy, human resources, treasury, accounting, tax, risk management, mergers and acquisitions, and investor relations across multiple industries. Ms. Esteves also brings to the Board experience as a public company director. In addition, Ms. Esteves qualifies as an audit committee financial expert under Securities and Exchange Commission (“SEC”) rules.

William A. Fitzgerald Independent Director Age: 64 Director Since: 2021
PROFESSIONAL EXPERIENCE:
•
Vice President, Commercial Engines, GE Aviation (2011-2021)
•
Vice President GEnx Engine Program, GE Aviation (2010-2011)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2021-present)

COMMITTEE ASSIGNMENTS:
•
Compensation (Chair)
•
Audit

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Mr. Fitzgerald offers the Board a depth of technical and operational experience from his years of leadership in aviation manufacturing and services. Mr. Fitzgerald has manufacturing, operations, supply chain, and engineering expertise, along with experience in executive management, international operations, and risk management.

Paul E. Fulchino Independent Director Age: 78 Director Since: 2006
PROFESSIONAL EXPERIENCE:
•
Operating Partner, AE Industrial Partners (“AEI”) (2015-2023)
•
Chairman, AEI HorizonX Ventures (2021-2023)
•
Senior Advisor, Boeing (2010-2014)
•
Chairman, President, and Chief Executive Officer, Aviall, Inc. (2000-2010) (Aviall became a wholly-owned subsidiary of Boeing in September 2006)
•
President and Chief Operating Officer, B/E Aerospace, Inc. (1996-1999)
•
President and Vice Chairman, Mercer Management Consulting (1990-1996)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2006-present)
•
BigBear.ai (2021-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS - PAST FIVE YEARS:
•
Wesco Aircraft Holdings, Inc. (2008-2020)

COMMITTEE ASSIGNMENTS:
•
Compensation
•
Governance

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Mr. Fulchino provides the Board with executive leadership experience, and extensive knowledge and expertise regarding the commercial aviation component parts and services industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings to the Board experience as a public company director.

Robert D. Johnson, Chair Independent Director Age: 77 Director Since: 2006
PROFESSIONAL EXPERIENCE:
•
Chief Executive Officer, Dubai Aerospace Enterprise Ltd. (2006-2008)
•
Chairman, Honeywell Aerospace (2005-2006)
•
President and Chief Executive Officer, Honeywell Aerospace (known as Allied Signal Aerospace until 2000) (1999-2005)
•
President and Chief Executive Officer, Electronic and Avionics Systems, Honeywell Aerospace (known as Allied Signal Aerospace at the time) (1997-1999)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2006-present)
•
Roper Technologies, Inc. (2005-present)
•
Spirit Airlines, Inc. (2010-present)

COMMITTEE ASSIGNMENTS:
•
Governance
•
Risk

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Mr. Johnson, Chair of the Board, has international aviation industry executive leadership experience and executive compensation and human resources experience, and provides the Board with valuable insight and perspective resulting from his expertise in marketing, sales, supply chain, and production operations. Mr. Johnson also brings to the Board experience as a public company director.

Ronald T. Kadish Independent Director Age: 76 Director Since: 2006
PROFESSIONAL EXPERIENCE:
•
Consultant, Raytheon (2018-2019)
•
Senior Executive Advisor, Booz Allen Hamilton (“BAH”) (2015-2019)
•
Executive Vice President, BAH (2005-2015)
•
Director, U.S. Missile Defense Agency, U.S. Department of Defense (2002-2004)
•
Director, Ballistic Missile Defense Organization, U.S. Department of Defense (1999-2001)
•
Commander, Electronic Systems Center, Hanscom Air Force Base (1996-1999)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2006-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS - PAST FIVE YEARS:
•
Northrop Grumman Innovation Systems, Inc. (formerly known as Orbital ATK, Inc.) (2015-2019)

COMMITTEE ASSIGNMENTS:
•
Risk (Chair)
•
Compensation

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Mr. Kadish provides the Board with unique expertise in military, program management, security, international, and governmental matters, including having served three decades in the U.S. Air Force, rising to the rank of Lieutenant General. He delivers critical insight to the Board with respect to enterprise risk management, cybersecurity, global security, and our defense customers’ needs and expectations. Mr. Kadish also brings to the Board experience as a public company director.

James R. Ray, Jr. Independent Director Age: 61 Director Since: 2022
PROFESSIONAL EXPERIENCE:
•
President and CEO, Commercial Vehicle Group, Inc. (2023-present)
•
President, Engineered Fastening, Stanley Black & Decker (2018-2020)
•
Various roles, Stanley Black & Decker (2013-2018)
•
SVP and General Manager, TE Connectivity, Inc. (2009-2013)
•
Various roles, General Motors and Delphi Corporation (1993-2009)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2022-present)
•
Commercial Vehicle Group, Inc. (2020-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS - PAST FIVE YEARS:
•
Leslie’s, Inc. (2021-2023)
•
RR Donnelley & Sons Co. (2021-2022)

COMMITTEE ASSIGNMENTS:
•
Governance (Chair)

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Mr. Ray is an experienced senior executive and general manager with a broad range of global P&L leadership. Mr. Ray brings to the Board expertise in supply chain, business transformation, strategy development and execution, customer relationship management, innovation and technology development, mergers and acquisitions, and global business integration, along with experience as a public company director.

Patrick M. Shanahan Director Age: 62 Director Since: 2021
PROFESSIONAL EXPERIENCE:
•
President and CEO, Spirit AeroSystems, Inc. (2023-Present)
•
Acting Secretary of Defense, Department of Defense (2019)
•
Deputy Secretary of Defense, Department of Defense (2017-2018)
•
Senior Vice President, Supply Chain & Operations, Boeing (2016-2017)
•
Senior Vice President and General Manager, Commercial Airplane Programs, Boeing (2008-2016)
•
Various roles, Boeing (1986-2007)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2021-present)
•
Leidos Holdings, Inc. (2022-present)
•
CAE, Inc. (2022-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS - PAST FIVE YEARS:
•
Zanite Acquisition Corporation (2021-2022)

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Mr. Shanahan brings to the Board valuable defense knowledge and experience having served as the Acting Secretary of Defense and the 33rd Deputy Secretary of Defense. Mr. Shanahan also offers a unique customer perspective from his extensive leadership career at Boeing. Mr. Shanahan’s experience includes commercial and defense operations, cybersecurity, risk management, compensation oversight, public policy, and international expertise.

Laura H. Wright Independent Director Age: 65 Director Since: 2018
PROFESSIONAL EXPERIENCE:
•
Senior Vice President and Chief Financial Officer, Southwest Airlines Co. (“SWA”) (2004-2012)
•
Vice President, Finance, and Treasurer, SWA (2001-2004)
•
Treasurer, SWA (1998-2001)

CURRENT PUBLIC COMPANY DIRECTORSHIPS:
•
Spirit AeroSystems Holdings, Inc. (2018-present)
•
TE Connectivity Ltd. (2014-present)
•
CMS Energy Corp. (and its wholly-owned subsidiary, Consumers Energy Company) (2013-present)
•
JOBY Aviation, Inc. (2021-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS - PAST FIVE YEARS:
•
Pebblebrook Hotel Trust (2009-2019)

COMMITTEE ASSIGNMENTS:
•
Audit (Chair)
•
Governance

QUALIFICATIONS, EXPERIENCE, KEY ATTRIBUTES, AND SKILLS:
Ms. Wright has experience in corporate finance and accounting, commercial aviation end-user operations, risk management, and mergers and acquisitions as a result of her position as Senior Vice President and Chief Financial Officer of SWA, and various other financial positions held during her 25-year career at SWA. Ms. Wright worked for Arthur Young & Co. from 1982-1988 prior to joining SWA. Ms. Wright is a certified public accountant and also brings to the Board experience as a public company director.

CORPORATE GOVERNANCE
The Board is committed to maintaining corporate governance practices that maximize stockholder value. The Company’s Corporate Governance Guidelines (the “Governance Guidelines”) are intended to promote strong independent oversight, transparency, and efficient functioning of the Board and its committees. The Board is responsible for overseeing, counseling, and directing management; ensuring that the long-term interests of our stockholders are being served; reviewing the major risks facing the Company and helping develop strategies to address such risks; assessing adherence to the Company’s standards and policies; and performing the duties and responsibilities assigned to the Board under the Governance Guidelines and our certificate of incorporation, bylaws, and applicable law. The Governance Guidelines speak to a number of different matters, including Board responsibilities, management succession, director conflicts of interest, director compensation, outside board memberships, director age and term limits, and director attendance at meetings, among other things. The Governance Guidelines are available at http://investor.spiritaero.com/corporate-governance/govdocs/default.aspx.
Board Leadership
Our Governance Guidelines require the appointment of a lead independent director at any time that the Chief Executive Officer (“CEO”) and Board Chair roles are not separate. Currently, the Company has separate CEO and Board Chair roles, so the Board has not deemed it necessary to appoint a lead independent director. The Board currently believes that separation of these roles is appropriate for the Company as it maximizes the ability of the CEO to focus on managing Company operations, strategy, and performance, while benefiting from the Board Chair’s independent perspective and insight.
The Board Chair performs the following duties:
•	Approves the agenda for Board meetings;
•	Presides over and manages Board meetings (including meetings of non-employee directors);
•	Presides over and manages stockholder meetings;
•	Serves as a liaison between the CEO and the non-employee directors;
•	Provides feedback to the CEO on behalf of the independent directors regarding business issues and Board management; and
•	Engages with the CEO regularly to discuss Company performance and matters of significance.
Board Composition and Refreshment
Our Board strives to maintain an appropriate balance of tenure and different attributes. In order to promote thoughtful Board refreshment, we undertake annual Board and Committee assessments to maintain director accountability and identify areas of improvement. The Board has periodically evaluated age and term limits, along with retirement policies, and has determined that such limits and policies may arbitrarily restrict valuable Board members from service. Instead, the Board has determined that it will continue evaluating its members on their merits based on the contributions they make in the boardroom and their ability to enhance overall Board effectiveness.
The Board’s succession plans are focused on three important priorities: (i) ensuring critical director skills are identified and cultivated, (ii) overlapping longer-tenured directors with newer directors to assist in the transfer of knowledge and overall business continuity, and (iii) the importance of different voices, backgrounds, and experiences across Board members. Four of our director nominees have joined the Board since 2021.
Selecting qualified individuals to serve as directors is key to the Board’s performance. The Governance Committee is responsible for evaluating qualified potential candidates to serve on the Board and recommending to the Board nominees to stand for election at the Company’s annual meeting of stockholders. This responsibility is further described in the Governance Committee’s charter (available at: http://investor.spiritaero.com/corporate-governance/govdocs/ default.aspx).
In evaluating candidates, the Governance Committee and Board consider the qualifications and expertise of director candidates individually and in the broader context of the Board’s overall composition, taking into account any particular needs that the Company may have based on its strategic initiatives, risks, and opportunities. The following table highlights key areas of experience among our director nominees, broken down by individual director as noted across the top of the table.

	Cambone	Chappell	Esteves	Fitzgerald	Fulchino	Johnson	Kadish	Ray	Shanahan	Wright
Public Company CEO					•			•	•
Public Company CFO			•							•
Aerospace Operations Management		•		•	•	•	•	•	•	•
Public Company Board	•		•	•	•	•	•	•	•	•
Executive Compensation			•		•	•	•	•	•	•
Risk Management	•	•	•	•		•	•	•	•	•
M&A		•	•		•	•	•	•		•
Senior Government	•						•		•
Cyber	•	•					•	•	•
International	•	•	•	•		•		•	•
Defense	•	•				•	•		•

The Company utilizes a variety of methods to assist the Governance Committee in identifying and evaluating potential director candidates, including:
•	A third-party international executive search firm,
•	The New York Stock Exchange’s Board Advisory Council, and
•	Sitting director recommendations and contacts.
When evaluating individual candidates, the Governance Committee considers the personal ethics and values, experience and judgment of each candidate, among other things. It is the Board’s policy that the Board should reflect a broad range of skills, education, backgrounds, personal characteristics, qualifications, experiences, viewpoints, and such other factors as the Governance Committee and Board believe would enhance Board effectiveness. Nominees must have high standards of integrity and ethics and convey a commitment to act in the best interests of the Company and its stockholders.
In addition, the Governance Committee considers the candidates’ employment and other commitments, and evaluates whether the candidates have sufficient time available to efficiently and effectively carry out director duties. For additional information, see the “Overboarding Policy” section below.
Director Selection Process

1.	Candidate Recommendations	Candidate are recommended by directors, members of management, search firms, or stockholders.
2.	Governance Committee
Considers the candidates’ professional qualifications, independence, conflicts, personal ethics and values, integrity, judgment, time commitments, and other involvements. If appropriate, will recommend the candidates to the Board.

3.	The Board	Evaluates candidates, confirms independence, and selects nominees (and elects nominees if between annual meetings of stockholders).
4.	Stockholders	Elect nominees at the annual meeting of stockholders.

Stockholder Candidates
It is the Governance Committee’s policy to consider candidates nominated by stockholders in compliance with applicable laws, regulations, and the procedures described in the Company’s bylaws and this Proxy Statement. If a stockholder desires to recommend a director candidate for nomination, the stockholder should follow the procedures described under the “Deadlines for Stockholder Proposals and Director Nominations” heading below. Director candidates recommended by stockholders will be considered and evaluated in the same manner as candidates identified through other sources. Note, however, that, if the Merger is completed, Spirit will not hold an annual meeting of stockholders in 2026.
Proxy Access
The Company’s bylaws provide stockholders with a market-standard proxy access right. Specifically, our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the applicable requirements in the bylaws.
Annual Evaluations
Each year, the Governance Committee oversees an evaluation of the Board and each committee. Common annual evaluation topics include:
•	Board and committee composition in light of the Company’s strategic priorities;
•	Board and committee members’ individual skills and contributions;
•	Effectiveness of Board and committee leadership;
•	Strengths of the Board and committees;
•	Opportunities for improvement;
•	Key decisions made by the Board and the impact of those decisions;
•	Effectiveness of structures and practices; and
•	Quality of the Board’s relationship with management.
Director Education
Our director education program includes occasional site visits and tours, education seminars on topics of interest conducted by senior management or external advisors, provision of background material on the Company’s operations and strategy, and provision of resources from various educational institutions (including the National Association of Corporate Directors).
Each new Board member receives onboarding training that involves meetings with senior management, business overviews, and presentations on the Code of Conduct, insider trading, and various other policies and procedures. We encourage our directors to attend reputable director education programs sponsored by external advisors and educational institutions.
Director Independence
Consistent with New York Stock Exchange (“NYSE”) rules, SEC rules, and the Company’s Governance Guidelines, our Board consists of a majority of independent directors, and our Audit, Governance, and Compensation Committees each consists solely of independent directors. Directors qualify as independent based on the Board’s determination that the director has no material relationship with the Company (either directly, or as an officer, partner or stockholder of an organization that has a relationship with the Company). The Board performs an independence assessment of each director annually, with the assistance of the Governance Committee, and as circumstances may otherwise require.
In assessing the existence of a material relationship with the Company, the Board considers all relevant transactions, relationships, and arrangements required by NYSE’s independence standards, the SEC, and the

Company’s Governance Guidelines, each as applicable to non-employee directors generally and to each committee. The Board examines each director’s involvement through directorships, employment, consulting relationships, or otherwise, with entities with which the Company does business.
Based on an analysis of each director’s affiliations and circumstances, the Board has affirmatively determined that Mr. Plueger and each of the director nominees, other than Mr. Shanahan and Ms. Esteves (each of whom serves as an executive officer of Spirit), are independent under the NYSE’s criteria. All committees of the Board consist solely of independent directors.
Board Committees and Meetings
In carrying out its responsibilities, the Board has created and delegated certain responsibilities to four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Risk Committee. The Board has adopted written charters for each committee, which are available at: https://investor.spiritaero.com/corporate-governance/govdocs/default.aspx.
Information on each committee of the Board is set forth in the table below.

Committee	Current Members	Primary Responsibilities	No. of Meetings in 2024
Audit Committee(1)	Laura H. Wright (Chair) Stephen A. Cambone William A. Fitzgerald
(1)
Oversee the quality and integrity of
the Company’s financial reporting and financial statements.
(2)
Oversee the Company’s compliance with legal and regulatory requirements.
(3)
Engage, compensate, and oversee performance and independence of the independent auditor.
(4)
Oversee performance of the Company’s internal audit function including staffing, compensation, and effectiveness.
(5)
Review and discuss with management and the independent auditors the Company’s earnings releases and quarterly and annual reports on Forms 10-Q and 10-K, and the audit generally.
(6)
Consider the effectiveness of the Company’s internal controls over financial reporting and participate in the resolution of internal control issues, where identified.
(7)
Oversee and participate in the review and resolution of significant deficiencies or material weaknesses, where identified.
(8)
Communicate with the independent auditor on audit control matters and critical audit matters to be described in the independent auditor’s report.
(9)
Oversee financial-related risk exposures and related policies and processes attempting to mitigate such risks.
(10)
Oversee the Company’s Code of Conduct, Insider Trading Policy and the Company’s ethics and compliance program.
9

Committee	Current Members	Primary Responsibilities	No. of Meetings in 2024
Compensation Committee	William A. Fitzgerald (Chair) Paul E. Fulchino Ronald T. Kadish John L. Plueger	(1) Review and approve the compensation of the Company’s executive officers, with a focus on linking pay and performance. (2) Oversee the administration of the Company’s compensation plans, policies, and programs. (3) Prepare the Compensation Committee Report in this Proxy Statement. (4) Oversee compensation-related risk exposures and related policies and processes attempting to mitigate such risks. (5) Review and make recommendations to the Board with respect to non-employee director compensation.	6
Governance Committee	James R. Ray (Chair) Laura H. Wright Jane P. Chappell Robert D. Johnson Paul E. Fulchino
(1)
Assist the Board in identifying qualified individuals to become Board members, with a focus on substantive skills.
(2)
Determine the composition of the Board and its committees.
(3)
Lead the annual review of the Board’s and the committees’ performance.
(4)
Develop and implement the Governance Guidelines and recommend to the Board any changes thereto.
(5)
Review and approve, deny, or ratify transactions under the Company’s Related Person Transaction Policy.
(6)
Oversee risks related to the Company’s governance structure.
(7)
Review the Company’s practices and reporting with respect to corporate responsibility, environmental, and social matters.
(8)
Oversee Board refreshment and succession.
5
Risk Committee	Ronald T. Kadish (Chair) Stephen A. Cambone Jane P. Chappell Robert D. Johnson
(1)
Provide oversight of management’s guidelines, policies, and processes for assessing, monitoring, and mitigating the Company’s critical enterprise risks, including the major strategic, operating, safety/quality, financial, and compliance risks inherent in the Company’s business and core strategies.
(2)
Oversee the effectiveness of the Company’s cybersecurity programs and its practices for identifying, assessing, and mitigating cybersecurity risks.
(3)
Oversee management’s review and assessment of key risks that have the potential to significantly affect the Company’s ability to execute strategy, and determine which risks should be included on the Board’s agenda for discussion.
4

(1)	The Board has determined that Ms. Wright is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

2024 Board and Committee Meetings and Attendance
During 2024, there were 39 meetings of the Board. These meetings were held both in person and virtually. Each of the Company’s directors attended 75% or more of the aggregate of all meetings of the Board and of the committees on which they served in 2024. Our Governance Guidelines provide that director attendance is expected at each annual meeting of stockholders. All but one of our directors attended the 2024 annual meeting of stockholders (the “2024 Annual Meeting of Stockholders”).
In addition to scheduled Board meetings, the Board receives regular reports from management detailing financial results, operating highlights and challenges, and updates on strategic initiatives. Following quality or safety-related events, the Board receives weekly or other more frequent updates as appropriate.
Executive Sessions
As part of each quarterly Board meeting in 2024, the Company’s non-employee directors met without management present in an executive session, with Mr. Johnson as Chair presiding over each session. During executive sessions, the non-employee directors reviewed management’s performance, compensation, talent development and succession planning, strategic considerations, corporate governance matters, and other matters of importance. The Company’s independent directors met in executive session at least one time during the year as required by the Governance Guidelines and NYSE rules.
Risk Oversight
The Board’s Role in Risk Oversight

The Board
Responsible for oversight of management as it relates to identification, assessment, mitigation, and general management of risks relating to the Company's strategy and operations. The Board administers this responsibility through its review of corporate strategy and operations, and by delegating certain oversight responsibilities to the appropriate committees for further consideration and evaluation. The Board receives briefings from members of management on key strategic and operational risks during the July Board meeting, during regular management presentations, and as the other committees deem necessary in their Board reports.

Risk Committee
•
Oversees the Company's enterprise risk management framework and material risks facing the Company, including quality and cyber-related risks.
•
Reviews management's guidelines, policies, and processes for assessing, monitoring, and mitigating the Company's critical enterprise risks.
•
Receives regular reports from senior management detailing areas of risk as well as management and mitigation strategies with respect to such risks.
•
Determines which risks need to be included on the Board's agenda for discussion.

Audit Committee
•
Oversees financial reporting risks and other risks relating to internal controls, disclosure issues, Ethics Hotline reports, and legal and regulatory issues, including compliance with SEC rules and regulations.
•
Conducts annual assessment of most significant risks within committee's purview and reports findings to the Board.

Compensation Committee
•
Oversees executive compensation risks.
•
Strives to create incentives that encourage appropriate risk taking and align executives interests with stockholders' interests.
•
Conducts annual assessment of most significant risks within committee's purview and reports findings to the Board.

Governance Committee
•
Oversees governance risks relating to Board and committee composition, regulatory compliance, and public company governance matters.
•
Conducts annual assessment of most significant risks within committee's purview and reports findings to the Board.
•
Oversees environmental sustainability report and related efforts.

Management’s Role in Risk Oversight
The Company’s management is responsible for the identification, assessment, mitigation, and management of risks relating to the Company’s strategy and operations. Apart from reporting to the Board, management engages in a robust enterprise risk management process that involves: (i) creating risk-assessment surveys and conducting interviews; (ii) reviewing, repositioning, and prioritizing identified risks by a risk council composed of executive leadership; (iii) assigning risks to risk owners based on responsibilities with respect to the Company’s strategic objectives; (iv) developing and reporting mitigation plans by the risk owners and risk management team to the risk council; and (v) receiving insights from the Company’s internal audit function. On a quarterly basis or as needed, the status of the top risks identified in management’s enterprise risk management process, along with their associated mitigation plans, is presented to the Risk Committee.
Cybersecurity
The Risk Committee of the Board is charged with reviewing the Company’s cybersecurity policies and processes. Management reports to the Risk Committee quarterly or as needed regarding cyber practices and procedures. The Company requires cybersecurity education and training at all levels of the organization. Spirit works to maintain the confidentiality, integrity, and availability of its information and digital resources through comprehensive and proactive compliance, privacy, incident response, cyber threat management, and enterprise risk programs developed from industry-accepted best practices. The framework for our programs is based on the U.S. Department of Defense Cybersecurity Maturity Model Certification (CMMC) and National Institute of Security and Technology (NIST) Frameworks, U.K. Cyber Defence and Risk (CyDr), Generally Accepted Privacy Program (GAPP) guiding principles, and ISO 27001/2 standards. These standards reflect well-defined processes and best-in-class technology.
Succession Planning
The Board is responsible for overseeing management succession planning. Mr. Shanahan currently serves as our interim CEO. Under ordinary circumstances, the Board reviews candidates for succession with respect to the CEO role and other senior management roles at least twice annually. Succession plans are developed for both ordinary course succession and contingency planning for an unforeseen event. The Board receives updates regularly on the development of succession candidates. Directors engage with potential succession candidates at Board and committee meetings and informal events.
Stockholder Engagement
Our Board recognizes the importance of alignment with our stockholders and places a high priority on stockholder engagement. Our stockholder outreach team includes representatives from various functions including Sustainability, Compensation, Human Resources, Investor Relations, and the Corporate Secretary’s office. Members of our Board and our CEO also participate, as appropriate. We engage proactively with our stockholders throughout the year and the feedback we receive is reviewed with the full Board. Stockholder feedback is instrumental in developing our governance, compensation, and sustainability policies and practices and in informing our business strategy.
Overboarding Policy
Per our Governance Guidelines, directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as Board members. A director may not serve on the boards of more than four other public companies or, if the director is an active CEO or equivalent of another public company, on the boards of more than two other public companies. In addition, directors must notify the Governance Committee before accepting an invitation to serve on the board of any other for-profit entity. The director must not accept such service until being advised by the Governance Committee Chair that the committee has determined that service on such other board would not create regulatory issues or potential conflicts of interest and would not conflict with the Company’s policies. All directors are in compliance with the Company’s overboarding policy as of the date of this Proxy Statement.
Code of Conduct
The Company is committed to high ethical standards and compliance with all laws and regulations applicable to the Company’s business. To support and articulate its commitment and responsibility in this regard, the Company has adopted the Code of Conduct (the “Code”). The Code addresses a number of topics, including the Foreign Corrupt

Practices Act, conflicts of interest, safeguarding assets, insider trading, and general adherence to laws and regulations. All directors and employees, including executive officers, must comply with the Code. The Code is available on the Company’s website at: https://investor.spiritaero.com/corporate-governance/govdocs/default.aspx.
Insider Trading Policy
The Company has adopted an Insider Trading Policy that applies to members of our Board, our officers and all other employees, which we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards. Although the Insider Trading Policy does not apply to the Company itself, it is the Company’s practice to conduct transactions in its own securities only in compliance with all applicable securities laws and regulations. The Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Anti-Hedging and Anti-Pledging Policy
The Company’s anti-hedging and anti-pledging policy prohibits Spirit directors, officers and employees (and their related persons) from purchasing or selling, or making any offer to purchase or offer to sell, derivative securities relating to Spirit securities, whether or not issued by Spirit, such as exchange traded options to purchase or sell Spirit securities (“puts” and “calls”) or financial instruments that are designed to hedge or offset any decrease in the market value of Spirit securities (including but not limited to prepaid variable forwards, equity swaps, collars and exchange funds). Further, these persons are also prohibited from holding Spirit securities in a margin account or otherwise pledging Spirit securities as collateral for a loan because such securities may be sold by the broker at a time when such person is aware of material nonpublic information or otherwise is not permitted to trade in Spirit securities.
Related Person Transactions
The Board has adopted a written Related Person Transaction Policy (the “RPT Policy”) that can be found on the Company’s website at https://investor.spiritaero.com/corporate-governance/govdocs/default.aspx. The purpose of the RPT Policy is to ensure the proper evaluation, approval or ratification, and reporting of related person transactions between Spirit and any of its subsidiaries, on the one hand, and Spirit’s executive officers, directors, significant stockholders and their respective immediate family members and related entities, on the other hand. Such transactions are only appropriate if they are fair to, and in the best interests of, the Company.
Under the RPT Policy, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds or may be expected to exceed $120,000, and in which a Related Person (as defined below) has, had, or will have a direct or indirect material interest. The RPT Policy defines a Related Person as a director, director nominee, officer, or 5% stockholder, or any of their immediate family members. The existence of a direct or indirect material interest depends upon individual facts and circumstances and is determined by our General Counsel or the Governance Committee.
The Governance Committee is responsible for reviewing these transactions and determining whether they are fair to, and in the best interests of, the Company. After review of the relevant facts and circumstances, if the Governance Committee concludes a related person transaction is fair to, and in the best interests of, the Company, it may approve or ratify the transaction.
Except as described below, no other transactions occurred since January 1, 2024, that fall within the definition of “related person transaction” in the RPT Policy or under Item 404 of Regulation S-K, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Kimba Sjogren, who is the spouse of Alan W. Young, who served as an executive officer of the Company until July 2024, is employed by the Company in a non-executive officer position. Ms. Sjogren’s compensation was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, and without the involvement of Mr. Young. Her total compensation for 2024 was approximately $550,000. Ms. Sjogren was hired independently of Mr. Young.

For More Information, Governance Documents Are Available on Our Website
We maintain governance documents on our website at: https://investor.spiritaero.com/corporate-governance/govdocs/default.aspx. These documents include, without limitation, our:
• Bylaws;	• Finance Code of Professional Conduct;
• Governance Guidelines;	• Supplier Code of Conduct;
• Committee Charters;	• Related Party Transaction Policy;
• Code of Conduct;	• Discrimination and Harassment Policy; and
• Severance Policy;	• Anti-Hedging and Pledging Policy.

DIRECTOR COMPENSATION
Overview
Non-employee directors receive annual cash and equity compensation as described below. Equity compensation is granted under the Director Stock Program under the Amended and Restated 2014 Omnibus Incentive Plan, as amended (the “OIP”).
The Compensation Committee reviews non-employee director compensation amounts and practices annually. As part of its review, the Compensation Committee evaluates non-employee director compensation data from the companies in Spirit’s proxy peer group, including data regarding the size of equity awards. In addition, the Compensation Committee confers with its independent compensation consultant on the magnitude and type of non-employee director compensation, and reviews market data and benchmarking surveys provided by the consultant. Based upon that information, the Compensation Committee makes a recommendation to the Board. The Board approves the form and amount of compensation after considering the Compensation Committee’s recommendation.
In developing its recommendations, the Compensation Committee is guided by the following goals with respect to non-employee director compensation:
•	compensation should be market-competitive in relation to similarly situated companies, including the Company’s proxy peer group;
•	compensation should align directors’ interests with the long-term interests of the Company’s stockholders; and
•	the compensation structure should be transparent and easy to understand.
Compensation Elements
The following table describes the elements of our non-employee director compensation program for the 2024-2025 term:

Element	2024-2025 Amounts ($)
Annual Board Cash Retainer	110,000
Annual Board Equity Retainer	150,000
Additional Retainer for Chair of the Board	125,000
Additional Retainer for Chair of the Audit Committee	26,000
Additional Retainer for Chair of the Compensation Committee	21,000
Additional Retainer for Chair of Other Committees	15,000

Cash Retainers
Each Board member receives an annual cash retainer. The Chair of the Board and each committee chair receives an additional cash retainer. Directors may elect to receive their retainers in shares of restricted stock or restricted stock units (“RSUs”) in lieu of cash, but if any director ceases to serve as a director for any reason during the term, any such elective equity award will be forfeited and the director will receive a pro-rated portion of the annual retainer in cash. Except with respect to elective equity awards in lieu of cash, cash compensation is paid quarterly in arrears.
Equity Retainer
Each Board member receives an annual equity retainer, which directors may elect to receive in the form of restricted stock or RSUs. Both types of awards vest if the non-employee director remains continuously in service for the entire term to which the grant relates. If the non-employee director incurs a termination for any reason before the end of the term (before the annual meeting of stockholders following the grant), the awards are forfeited. The Board may, in its discretion, waive this one-year vesting condition (in whole or in part) if it deems it appropriate and in the best interests of the Company to do so. Upon vesting, shares relating to restricted stock awards are delivered to the director free of restriction; however, vested shares underlying RSUs are not delivered to the director until the date that the director leaves the Board. Restricted stock confers voting and dividend rights; dividends accrue during the restricted period and are paid out upon vesting. RSUs do not confer voting rights, but do confer dividend-equivalents; dividend equivalents accrue during the restricted period and thereafter, and are delivered upon settlement. If the awards are forfeited, dividends or dividend-equivalents, as applicable, are also forfeited.
Other Compensation
Directors are reimbursed for out-of-pocket expenses incurred in connection with their Board service. The Company does not provide perquisite allowances to non-employee directors.
Director Stock Ownership Requirements
Pursuant to the Company’s Stock Ownership Guidelines, non-employee directors are required to own stock equal to five times the annual Board cash retainer, which currently amounts to $550,000. Non-employee directors have four years of Board service before they are required to meet the minimum stockholding requirements. Restricted stock and RSUs held by directors are counted in determining whether the minimum stockholding requirements are satisfied. If a director does not meet the minimum stockholding requirements due solely to a decrease in the value of the Company’s stock, the director is not required to acquire additional shares but is required to retain all shares until the requirements are met. Information regarding the current stock ownership of the Company’s non-employee directors can be found below under “Stock Ownership—Beneficial Ownership of Directors and Executive Officers.”
As of February 21, 2025, all non-employee directors were either in compliance with the stock ownership requirements or were on track to achieve compliance in the required time frame.
2024 Director Compensation Table
The following table sets forth non-employee director compensation for the fiscal year ended December 31, 2024. Because Ms. Esteves was appointed as Chief Financial Officer of the Company on June 4, 2024, her compensation received for services as a non-employee director prior to such appointment are provided below in the “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Stephen A. Cambone	104,628	150,010	0	254,638
Jane P. Chappell	87,705(3)	150,010	0	237,715
William A. Fitzgerald	118,025(4)	150,010	0	268,035
Paul E. Fulchino	111,205(5)	150,010	0	261,215
Robert D. Johnson	223,523	150,010	0	373,533
Ronald T. Kadish	118,895	150,010	0	268,905
John L. Plueger	104,628(6)	150,010	0	254,638
James R. Ray	113,076(7)	150,010	0	263,086
Laura H. Wright	125,055(8)	150,010	0	275,065

(1)
Includes annual cash retainer and committee or advisory chair retainers earned for 2024, including any such retainers that were paid in the form of restricted stock or RSUs in 2024 or 2025 by the director’s election in lieu of cash compensation for 2024. Mr. Fitzgerald, Mr. Fulchino and Mr. Plueger elected to defer all or a portion of their annual cash retainers for 2024 as set forth in footnotes (4)-(6).

(2)
Represents the aggregate grant date fair value of the stock awards computed in accordance with authoritative guidance on stock-based compensation accounting issued by the Financial Accounting Standards Board (the “FASB”). On May 6, 2024, each non-employee director received an annual grant of 4,543 shares of restricted stock or RSUs with an aggregate value of $150,010 based on $33.02 per share, the closing price of Common Stock on the grant date. As of December 31, 2024, each non-employee director’s aggregate number of unvested restricted stock or RSUs was as follows: Dr. Cambone: 4,543 shares of restricted stock; Ms. Chappell: 4,543 shares of restricted stock; Mr. Fitzgerald: 8,511 RSUs (includes 3,968 RSUs received in lieu of 2024-2025 term annual cash retainer and committee chair retainers); Mr. Fulchino: 7,875 shares of restricted stock (includes 3,332 shares of restricted stock received in lieu of 2024-2025 term annual cash retainer); Mr. Johnson: 4,543 shares of restricted stock; Mr. Kadish: 4,543 shares of restricted stock; Mr. Plueger: 7,875 RSUs (includes 3,332 RSUs received in lieu of 2024-2025 term annual cash retainer); Mr. Ray: 4,543 RSUs; and Ms. Wright: 4,543 shares of restricted stock. Note that any RSUs or shares of restricted stock received in lieu of annual cash and committee chair retainers described in this footnote were granted in 2024 and relate to retainers earned over the director’s 2024-2025 annual term, which covers portions of two calendar years, and that upon any termination of services of the director during the outstanding term, the equity award will be canceled, and a cash payment will be made therein that is equal to the cash amounts earned by the director through the date of such termination of service.
(3)	Chappelle joined the Board on February 26, 2024 and such amount represents the pro-rated annual cash retainer.
(4)
Includes $118,025 in annual cash retainer that was paid in the form of 3,938 RSUs for Mr. Fitzgerald pursuant to his election. The RSUs were granted to Mr. Fitzgerald in part on May 8, 2023, and in part on May 6, 2024, and are included in this disclosure because the RSUs were granted in lieu of cash payments earned for service in 2024.

(5)
Includes $111,205 in annual cash retainer and committee chair retainers that were paid in the form of 3,800 shares of restricted stock for Mr. Fulchino pursuant to his election. The restricted stock was granted to Mr. Fulchino in part on May 8, 2023, and in part on May 6, 2024, and is included in this disclosure because the restricted stock was granted in lieu of cash payments earned for service in 2024.

(6)
Includes $104,628 in annual cash retainer that was paid in the form of 3,532 RSUs for Mr. Plueger pursuant to his election. The RSUs were granted to Mr. Plueger in part on May 8, 2023, and in part on May 6, 2024, and is included in this disclosure because the RSUs were granted in lieu of cash payments earned for service in 2024.

(7)
Mr. Ray was appointed to Chair of the Nominating and Corporate Governance Committee effective June, 5, 2024 and amounts include a pro-rated portion of such Nominating and Corporate Governance Committee chair fees.

(8)
Ms. Wright was appointed to Chair of the Audit Committee effective June, 5, 2024 and amounts include a pro-rated portion of fees for her service as Nominating and Corporate Governance Committee Chair and Audit Committee chair.

STOCK OWNERSHIP
Beneficial Ownership of Directors and Executive Officers
The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each director and executive officer, individually and as a group. Our directors and executive officers beneficially own less than 1.0% of our Common Stock both individually and in the aggregate. For purposes of the table, shares are considered to be beneficially owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to the shares. In addition, a person is deemed to beneficially own shares if that person has the right to acquire such shares within 60 days after the Record Date.

Name	Common Stock Beneficially Owned	RSUs Vesting Within 60 Days of Record Date(1)	Time- Based Restricted Stock(2)	Total Common Stock Beneficially Owned	Unvested RSUs(3)	Total Common Stock Beneficially Owned Plus Unvested RSUs
DIRECTORS
Stephen A. Cambone	19,369	1,356	4,543	25,268	—	25,268
Jane P. Chappell	674	—	4,543	5,217	—	5,217
William A. Fitzgerald	—	29,658	—	29,658	—	29,658
Paul E. Fulchino	52,256	—	7,875	60,131	—	60,131
Robert D. Johnson	28,536	—	4,543	33,079	—	33,079
Ronald T. Kadish	39,474	—	4,543	44,017	—	44,017
John L. Plueger	35,711	31,509	—	67,220	—	67,220
James R. Ray, Jr.	—	16,288	—	16,288	—	16,288
Laura H. Wright	24,229	—	4,543	28,772	—	28,772
NAMED EXECUTIVE OFFICERS
Patrick M. Shanahan	264,681	—	—	264,681	317,621	582,302
Irene M. Esteves	41,849	65,010	—	106,859	—	106,859
Mark J. Suchinski	47,525	—	—	47,525	—	47,252
Justin Welner	31,585	31,585	30,642	62,227	—	62,227
Gregg Brown	4,459	—	—	4,459	27,864	32,323
Sean Black	19,474	—	—	19,474	23,611	43,085
Mindy McPheeters	10,804	—	—	10,804	—	10,804
All current executive officers and directors as a group (22 persons)	722,136	143,821	30,590	896,547	528,405	1,424,952

(1)
For directors, includes unvested time-based restricted stock units granted in 2024. RSUs vest after one year of service as a director. However, RSUs are not payable until the director’s termination of service. At such time, the RSUs will be settled, at the Board’s option, in cash or shares of Common Stock based on the market value of Common Stock upon termination of service. Because of this, all vested RSUs are included in this column. The RSUs of Ms. Esteves reflected in this column were granted to Ms. Esteves during her service as a non-employee director of the Company prior to her appointment as Executive Vice President and Chief Financial Officer in June 2024.

(2)
For directors, includes unvested time-based restricted stock awards, but excludes RSUs. RSUs do not confer voting rights until they are settled upon the director’s departure as described in footnote (1) above. This column does not include any time-based or performance-based RSUs, as they do not confer voting rights.

(3)
For executives, reflects time-based RSUs granted in 2023, 2024 and 2025 that were unvested as of the Record Date and do not vest within 60 days of the Record Date. Does not include performance-based RSUs.

Beneficial Ownership of Major Stockholders
The following table sets forth information with respect to beneficial owners of more than 5% of the Common Stock as of the Record Date. The information set forth below is based on ownership statements filed with the SEC pursuant to Section 15(d) or 13(g) of the Exchange Act.

Name	Amount of Shares Beneficially Owned	Percentage of Common Stock	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
FMR LLC(1) 245 Summer Street Boston, MA 02210	14,065,476	12.0%	11,879,833	—	14,065,476	—
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	10,844,853	9.3%	—	38,511	10,702,407	142,446
Pentwater Capital Management LP(3) 1001 10th Avenue South, Suite 216 Naples, FL 34102	9,100,000	7.8%		9,100,000	—	9,100,000
Blackrock, Inc.(4) 55 E. 52nd St. New York, NY 10005	6,948,851	5.9%	6,603,047	—	6,948,851	—

(1)	Information is based on an amended Schedule 13G filed with the SEC on February 12, 2025.
(2)	Information is based on an amended Schedule 13G filed with the SEC on February 13, 2024.
(3)	Information is based on a Schedule 13G filed with the SEC on November 14, 2024.
(4)	Information is based on an amended Schedule 13G filed with the SEC on January 29, 2024.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are seeking advisory approval of the compensation of our named executive officers (“NEOs”), as set forth in the following “Compensation Discussion and Analysis” section. This “say-on-pay” vote is intended to address the overall compensation of the Company’s NEOs and the objectives, policies, and practices described in this Proxy Statement. We conduct a say-on-pay vote annually. The Board believes that our executive compensation promotes stockholder interests by providing a strong link between pay and performance consistent with practices across the Company’s peer group.
Accordingly, the Board asks the Company’s stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed by the Company pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and other related tables and disclosures.”
The Board and Compensation Committee will review the voting results of Proposal 2 and take them into consideration when making future decisions regarding executive compensation.

The Board recommends you vote “FOR” the resolution approving the compensation of our named executive officers.

Voting Standard
The affirmative vote of a majority of votes cast, in person or by proxy, will constitute the stockholders’ non-binding approval with respect to Proposal 2. A stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to Proposal 2. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on this Proposal 2. Before voting on this proposal, stockholders are encouraged to read and consider the proposal as described herein.
Proposal 2 is considered a non-routine matter under NYSE rules. Under the NYSE rules, brokers are prohibited from giving proxies to vote on non-routine matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance	37
Other Compensation Elements and Information	39
Compensation Committee Report	42
Executive Compensation Tables	42
Potential Payments Upon Termination or Change in Control	48
2024 CEO Pay Ratio	55
Pay versus Performance	56

This Compensation Discussion and Analysis makes reference to financial data derived from our financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data prepared using non-GAAP components. See “Non-GAAP Financial Measures” in Appendix A.
2024 Named Executive Officers
This section describes the 2024 compensation program and plans for our NEOs. Our 2024 NEOs were:

Patrick M. Shanahan	President and Chief Executive Officer
Irene M. Esteves(1)	Chief Financial Officer
Justin Welner	Senior Vice President, Chief Administration & Compliance Officer
Gregg Brown	Senior Vice President, Global Quality
Sean Black	Senior Vice President, Engineering and R&T, Chief Technology Officer
Mark J. Suchinski(2)	Former Senior Vice President and Chief Financial Officer
Mindy McPheeters(3)	Former General Counsel

(1)	Ms. Esteves was appointed Chief Financial Officer on June 4, 2024.
(2)	Mr. Suchinski departed from the Company effective June 14, 2024.
(3)	Ms. McPheeters departed from the Company effective July 23, 2024.
For a full description of the compensation we pay to our NEOs, please review this section and the related compensation tables carefully.
Spirit-Boeing Merger Agreement
The Merger Agreement provides for the following treatment of outstanding equity grants at the Effective Time of the Merger:
•
RSUs. Under the terms of the Merger Agreement, at the Effective Time, each RSU that is outstanding (and is not a Specified Award) will automatically be converted into a Boeing stock-based RSU. The number of shares of Boeing Common Stock subject to each such Boeing stock-based RSU will be equal to the product (rounded to the nearest whole number) of the total number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time multiplied by the Per Share Merger Consideration, and any accrued but unpaid dividend equivalents with respect to such Spirit RSU will be assumed and become an obligation with respect to the applicable Boeing stock-based RSU. Except as specifically provided in the Merger Agreement, following the Effective Time, each such Boeing stock-based RSU will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to such Spirit RSU immediately prior to the Effective Time.

•
PSUs. Under the terms of the Merger Agreement, at the Effective Time, each PSU that is outstanding (and is not a Specified Award) will automatically be converted into a Boeing stock-based RSU. The number of shares of Boeing Common Stock subject to each such Boeing stock-based RSU will be equal to the product (rounded to the nearest whole number) of the total number of shares of Company Common Stock subject to such Spirit PSU immediately prior to the Effective Time based on the attainment of the applicable performance metrics at the actual level of performance, determined as specified in the Merger Agreement, multiplied by the Per Share Merger Consideration. Except as specifically provided in the Merger Agreement, following the Effective Time, each such Boeing stock-based RSU will continue to be governed by the same terms and conditions (including vesting terms but excluding performance conditions) as were applicable to such Spirit PSU immediately prior to the Effective Time.
•
Specified Awards. Each Specified Award will be cancelled, and the holder thereof will be entitled to receive (subject to any applicable withholding or other taxes or other amounts required to be withheld by applicable law) the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock subject to such Specified Award immediately prior to the Effective Time, provided that the number of shares of Company Common Stock subject to those Specified Awards that are Spirit PSUs will be determined based on the attainment of the applicable performance metrics at the actual level of performance, determined as specified in the Merger Agreement. Notwithstanding the foregoing, to the extent any award is subject to Section 409A of the Internal Revenue Code, such payment will be made on the earliest date permitted by Section 409A. For purposes of the Merger Agreement, Specified Award is defined as: each outstanding RSU, PSU or restricted share of Company Common Stock granted under the OIP that (a) is vested but not yet settled as of immediately prior to the Effective Time, (b) is outstanding, as of immediately prior to the Effective Time, and was granted to a nonemployee member of the Board, (c) vests effective as of the Effective Time in accordance with its terms or (d) is outstanding immediately prior to the Effective Time and held by a person who, as of immediately prior to the Effective Time, is no longer an employee or other service provider to the Company.

Pursuant to the interim operating restrictions in the Merger Agreement and accompanying disclosure schedule, the Company is only permitted to grant time-based equity awards during the period pending the Merger.
2024 Retention Awards
In connection with the Merger, the Company established a cash retention bonus program (the “Retention Bonuses”) for the benefit of certain Company employees (including certain NEOs). The Retention Bonuses awarded to the NEOs are generally payable in two tranches, subject in each case to the NEO’s continued employment through the applicable payment date. In each case, the first 50% of the Retention Bonus became payable on December 15, 2024, and the remaining 50% of the Retention Bonus will vest and become payable on the next regularly scheduled payroll date following the earlier of (a) the 90th day following the Closing Date and (b) the termination of the Merger Agreement. Certain Retention Bonuses were also granted in 2024 under the retention bonus program that vest in full upon the 90th day following the Closing Date rather than in two separate tranches. In the event of a recipient’s qualifying termination (as defined in the participant’s underlying cash retention bonus agreement) following the Closing, and to the extent the second tranche has not yet vested or been paid, the second tranche will immediately become vested and payable. Mr. Shanahan did not receive a retention bonus under the cash retention bonus program. The amount paid in December 2024 to each NEO (as applicable) is shown in the “Bonus” column and corresponding footnote to the “Summary Compensation Table” below.
In connection with the Merger, On June 30, 2024, the Company granted a one-time award of RSUs to Mr. Shanahan (the “CEO Retention RSU Grant”). The CEO Retention RSU Grant will vest upon the earlier of (a) the one-year anniversary of the grant date and (b) the completion of the Merger, subject to Mr. Shanahan’s continued employment with Spirit through such date. If Mr. Shanahan’s employment is terminated by Spirit without cause or by Mr. Shanahan for good reason, then, for as long as Mr. Shanahan complies with his continuing obligations under his employment agreement, including non-competition, non-solicitation and other restrictive covenants, and contingent upon Mr. Shanahan’s timely execution and non-revocation of a release of claims in favor of Spirit and its affiliates, the CEO Retention RSU Grant would be treated as 100% vested. The grant date fair value of the RSU award is reflected in the Grants of Plan-Based Awards table below. Additionally, as noted in “2024 Tax Mitigation Actions” below, this award was accelerated in December 2024 as part of the 2024 Mitigation Actions (subject to clawback).

2024 Tax Mitigation Actions
To mitigate the potential impact of Sections 280G and 4999 of the Internal Revenue Code on the Company and its executive officers (including the NEOs), the Board or the Compensation Committee, as applicable, approved the following, effective December 4, 2024 for the RSU acceleration, and effective December 26, 2024 for the annual bonus acceleration:
•
Certain RSUs that had been scheduled to vest during 2025, were accelerated to vest in December 2024. The following grants were accelerated for the NEOs: Mr. Shanahan 272,573 RSUs; Mr. Welner 8,600 RSUs; Mr. Brown 8,014 RSUs; and Mr. Black 7,478 RSUs (collectively the “Accelerated RSUs”). No RSUs were accelerated for Ms. Esteves. Additionally, no RSUs were accelerated for Mr. Suchinski and Ms. McPheeters as they separated from the Company prior to December 2024.

•
The 2024 Annual Cash Incentive that would otherwise have been payable in the first quarter of 2025 were paid in part (50% of the target level of performance) in December 2024, with the remainder based on actual performance paid in February 2025. The amount paid in December 2024 and the remaining paid in February 2025 to each NEO (as applicable) is shown in the “Non-Equity Incentive Plan Compensation” column and corresponding footnote to the “Summary Compensation Table” below.

The accelerated vesting and settlement of the Accelerated RSUs will offset the corresponding payments or amounts each NEO would otherwise have been entitled to receive upon the consummation of the Merger or otherwise in 2025, precluding duplication of payments. In connection with the acceleration of the RSUs, each NEO signed the 280G Acceleration and Clawback Acknowledgement (the “Acknowledgement”), which provides that the NEO’s accelerated payments are subject to certain repayment conditions. Specifically, if an NEO’s employment with the Company or a subsidiary of the Company is terminated other than upon a qualifying termination (as defined in the Acknowledgement) prior to the date on which the Accelerated RSUs would have vested and settled, but for the accelerated vesting and settlement of the Accelerated RSUs, then the NEO will be required to repay to Spirit the applicable cash value representing the number of shares underlying the Accelerated RSUs. If any NEO is required to make such a repayment and fails to do so in a timely manner, the NEO will be required to reimburse the Company for any reasonable fees (including reasonable attorney’s fees) or costs it incurs in connection with seeking repayment.
Say on Pay Vote and Stockholder Engagement
We are pleased that the Company’s say on pay proposal at our 2024 Annual Meeting of Stockholders received more than 95% support. Our investor relations team held numerous calls with our stockholders in 2024 and that outreach and support continues in 2025. Through these engagements we received valuable feedback on continued focus on Quality for our major programs. The Board and Compensation Committee consider this feedback when making decisions when developing the 2025 Short-Term Incentive Plan. See also “Stockholder Engagement” above.

What We Heard	How We Are Responding
Quality continues to be paramount.
•
For our 2024 annual cash incentive, we revised our quality measures and increased the weighting for the Quality metric to 60% of the total.

•
We are working to support our team’s quality performance by ensuring they have the resources they need to do the best they can, including through the application of human-assisted technology and automation.

2024 Incentive Programs
In 2024, our short-term compensation program was focused on fundamental financial and quality performance. Our Financial performance focused on indirect incurred cost and inventory, consistent with our focus on cash preservation. For 2024 grants under our long-term performance incentive program remained 50% performance-based and 50% Time-Based. The performance-based portion of our long-term incentive grants were made with Total Shareholder Return as the sole measure. Our 2024 incentive programs included the following:

2024 Annual Cash Incentive	2024 Long-Term Incentive
•
No individual performance component.

•
For segment-dedicated individuals, the incentive is weighted 60% segment quality metrics and 40% financial metrics. For Corporate/Functional Executive Leadership Team the incentive uses a weighted average of segment scores for 60% of the total ((30% Boeing, 15% Airbus, 10% Defense, & 5% Aftermarket) & Financial progress at 40% of the total score broken down by targets for our US sites (minus Kinston) at 80% of the score and the Financial progress of our Non-US sites (Plus Kinston) at 20% of the score.

•
No changes were made to our primary compensation benchmarking peer group which reflects continued market dynamics and the most appropriate peer companies.

•
50% time-based and 50% performance-based

•
Metrics and weightings for the performance-based component:

•
Relative TSR (100%)

•
Maintained a secondary peer group specific to relative TSR to maximize effectiveness of the metric as an incentive tool.

Looking Forward: 2025 Incentive Programs
For 2025 grants under our long-term performance incentive program, all equity awards will be in the form of RSUs (as required by the Merger Agreement). For our 2025 annual cash incentive, we continue to focus on quality measures (60%) and financial measures (40%).

2025 Annual Cash Incentive	2025 Long-Term Incentive
•
60% Quality and 40% Financial (except Aftermarket segment is 100% Financial)

•
Quality metrics:

•
Commercial Segment – measures the average tags combined per line unit during the same quarter in the previous year weighted across programs.

•
Defense Segment – Metric 1 (50%): measures non-conformances per line unit during the same quarter in the previous year weighted across programs and Metric 2 (50%): rework hours per unit weighted across programs

•
Similar Financial metrics as used in prior years
• 100% time-based RSUs (as required by the Merger Agreement)

Executive Compensation Plan Design
The objectives of our executive compensation programs are to:
•	attract, retain, and motivate highly qualified executives;

•	promote absolute performance through the use of structured incentives;
•	align pay with relative performance by developing and benchmarking against an appropriate peer group (see “Peer Benchmarking”);
•	link the interests of our NEOs with those of our stockholders, including by using TSR as a compensation incentive metric; and
•	manage appropriate risk-taking through the use of performance measures, payment caps, clawback policies, and other tools.

What We Do		What We Don’t Do
✔	Pay-for-Performance. A significant portion of direct NEO pay on average is tied to performance results	✘	Ongoing Accruals. No ongoing accruals under defined-benefit Supplemental Executive Retirement Plan
✔	Peer Benchmarking. Compensation packages are benchmarked against peers through relative metrics	✘	Share Recycling. No share recycling (other than in the context of forfeited shares)
✔	Limit Awards. Payout of annual cash incentive and performance-based restricted stock unit awards is capped at 200%	✘	Hedging, Pledging, and Shorts. No short selling, pledging, or hedging Company stock
✔	Equity Incentives. Long-term incentives are paid entirely in Common Stock	✘	Enhanced Benefit Plans. No enhanced health and welfare benefit plans for executives
✔	Clawback Policy. The Company’s short- and long-term incentive awards are subject to clawback provisions	✘	Guaranteed Payouts. No guaranteed payouts on performance-based equity compensation (except for upon death or disability)
✔	Stock Ownership Requirements. Our executives are required to maintain stock ownership measured as a multiple of base salary (5x for CEO, 3x for EVP/SVP, 1x for VP)	✘	Dividends on Unvested Shares. No dividend payments on time- or performance-based restricted stock unit awards until they vest
✔	Annual Say-on-Pay. Stockholders cast an annual advisory say-on-pay vote	✘	Tax Gross-Ups. No tax gross-ups related to a change in control
✔	Independent Consultant. The Compensation Committee uses an independent compensation consultant and assesses independence annually	✘
Single-Trigger Change in Control. No payment of cash severance or vesting of equity awards solely upon a change in control (such benefits are provided upon a qualifying termination following a change in control) (except for the CEO Retention RSU Grant)

✔	Rigorous Targets. Performance targets are rigorous and tied to key measures of profitability and performance	✘	No “Evergreen” Provisions in Omnibus Incentive Plan. We have no “evergreen” provisions in our stockholder-approved incentive plan that would allow continuous share pool refreshment

Setting Target Pay
The Compensation Committee reviews and approves the target pay levels for our NEOs with respect to salary, our annual cash incentive, and our long-term incentives. In setting these levels, the Compensation Committee works with management and external advisors, including our independent compensation consultant, and reviews the following:
•	the Company’s compensation objectives;
•	peer group compensation levels and broad survey data provided by the Compensation Committee’s independent compensation consultant, along with other market data;
•	each NEO’s position responsibilities, goals, and challenges; and
•	the experience, prior performance, and potential of each NEO.

The Company generally sets total annual direct compensation (consisting of base salary, the annual cash incentive, and long-term incentives) of the NEOs at a target level that is at or around the market median, subject to individual circumstances and exceptions. Additional information about the Company’s peer group can be found under the “Peer Benchmarking” section.
Aligning Pay with Performance
The 2024 compensation structure (excluding perquisite, “other” compensation, and changes in pension value) for our CEO and the other NEOs is described in the chart below. A significant portion of our NEOs’ direct compensation is delivered through performance-based pay. Our interim CEO and interim CFO’s compensation was intentionally structured with the use of time-based shares in light of the unique nature of the interim role and of Mr. Shanahan and Ms. Esteves’ substantial value and experience.
Our Pay Metrics
The table below explains the metrics and inputs used to measure performance and determine 2024 compensation. We strive to design incentive plans that challenge our executives and drive achievement, but are also achievable at target performance, with less frequent achievement of maximum performance and below threshold performance.

Program	Metric/Input	Segment Weight(1)	Corporate Weight(1)	Scale	Rationale for Metric
Annual Cash Incentive — Company Performance	US (Minus Kinston) Indirect Incurred Cost	20%	16%	Maximum: $565 million Target: $600 million Threshold: $635 million	Lowering indirect costs while not impacting production lines was critical to conserve cash and preserve liquidity in 2024.
	Non-US (Plus Kinston) Indirect Incurred Cost	20%	4%	Maximum: $240 million Target: $255 million Threshold: $270 million	Lowering indirect costs while not impacting production lines was critical to conserve cash and preserve liquidity in 2024.
	US (Minus Kinston) Inventory	20%	16%	Maximum: $1.490 billion Target: $1.620 billion Threshold: $1.750 billion	Converting finished goods to cash and prudent management of stores inventory was a key enabler to support liquidity in 2024.
	Non-US (Plus Kinston) Inventory	20%	4%	Maximum: $810 million Target: 880 million Threshold: $950 million	Converting finished goods to cash and prudent management of stores inventory was a key enabler to support liquidity in 2024.
	Airbus Segment Quality(1)	60%	15%	Maximum: 2.0 Target: 1.0 Threshold: 0.5	Quality is how our customers measure compliance with specifications and has direct financial impact.
	Aftermarket Segment Quality(1)	60%	5%	Maximum: 2.0 Target: 1.0 Threshold: 0.5	Quality is how our customers measure compliance with specifications and has direct financial impact.

Program	Metric/Input	Segment Weight(1)	Corporate Weight(1)	Scale	Rationale for Metric
Long-Term Incentive Program	Boeing Segment Quality	60%	30%	Maximum: 2.0 Target: 1.0 Threshold: 0.5	Quality is how our customers measure compliance with specifications and has direct financial impact.
	Defense Segment Quality	60%	10%	Maximum: 2.0 Target: 1.0 Threshold: 0.5	Quality is how our customers measure compliance with specifications and has direct financial impact.
	Stock Price (Time-Based RSUs)	50%		Three-year vesting period	Promotes stockholder alignment through stock price performance and executive retention by requiring continuous employment.
	TSR (Performance-Based RSUs)	50%		Maximum: 75th percentile Target: 50th percentile Threshold: 25th percentile	Aligns NEOs’ interests with our stockholders’ by measuring the Company’s TSR percentile rank against its peers over a three-year period.

(1)
For segment-dedicated individuals, the incentive is weighted 40% regional financial metrics and 60% segment metrics. For non-segment-dedicated individuals the weighting is 60% metrics with the following weighting; Boeing: 30%, Airbus: 15%, Defense: 10%, Aftermarket: 5% & 40% Financial Metrics weighted at 32% US (Minus Kinston) and 8% Non-US (Plus Kinston).

Peer Benchmarking
In order to effectively attract, motivate, and retain our executives, the Compensation Committee regularly examines market data for both pay levels and pay practices with the assistance of our independent compensation consultant. Benchmarking data provides valuable insights regarding market practices, and the Compensation Committee generally targets the median compensation range for our executives. However, we do not use a formulaic approach to determining competitive pay levels and will deviate from that range to address business needs, individual performance, internal pay equity across the executive team, and succession planning.
Given the unique nature of the Company’s business, and the lack of true direct competitors in the market, it is challenging to develop a single set of peer companies for purposes of compensation benchmarking. While certain companies conduct business in areas that overlap with ours, many are either much smaller or much larger in scope with limited direct overlap. To address these challenges, beginning in 2022, the Compensation Committee developed both a compensation peer group and a peer group for benchmarking relative TSR performance.
Specific factors considered in determining companies for inclusion in these peer groups include:

• Overall size	• Similarities in capital intensity
• Scope of operations	• Stock price movement correlation
• Aerospace and defense industry	• Industrial operations
• Overlapping market competitors	• Domestic and international revenue mix
• Executive talent competitors

Based on the above factors, the Compensation Committee approved the following peer groups for 2024:

Compensation Peer Group	Relative TSR Peer Group
AAR Corp.	A.O. Smith	Northrop Grumman
Curtiss-Wright	AAR Corp.	Oshkosh Corporation
Hexcel Corporation	Crane Co	Owens Corning
Howmet Aerospace	Curtiss-Wright	Parker Hannifin
Huntington Ingalls	Eaton Corporation	Parsons Corporation

Compensation Peer Group	Relative TSR Peer Group
L3 Harris Technologies	General Dynamics	Pentair plc
Lennox International Inc.	Hexcel Corporation	Rockwell Automation
Moog Inc.	Howmet Aerospace	Stanley Black & Decker
Oshkosh Corporation	Hubbell Incorporated	Teledyne Technologies
Owens Corning	Huntington Ingalls	Textron
Parker Hannifin	IDEX Corporation	The Timken Company
Parsons Corporation	Illinois Tool Works	Trane Technologies
Textron	ITT Inc.	TransDigm Group Incorporated
TransDigm Group Incorporated	L3 Harris Technologies	Triumph Group
Triumph Group	Lennox International	Xylem, Inc.
Moog Inc.

2024 Performance and Payouts
The three major components of the Company’s compensation program (base salary, annual cash incentive, and long-term incentive) are each described below.
Base Salary
Base salary is a fixed cash amount designed to attract, retain, and motivate executive officers, taking into consideration responsibilities, experience, breadth of role, and overall performance. The Company reviews each NEO’s base salary annually in January and makes appropriate adjustments to account for individual performance, market movement, and any change in responsibilities or circumstances. Base salary is paid in cash bi-weekly.
Annual Cash Incentive
The Annual Cash Incentive (“ACI”) is designed to incentivize achievement of annual performance objectives that are tied to our business plan and drive stockholder value. Under the ACI, each NEO, other than Mr. Shanahan and Ms. Esteves, is assigned a target award opportunity, expressed as a percentage of the NEO’s base salary. Mr. Shanahan and Ms. Esteves do not participate in the ACI program. The 2024 target award opportunity for our other NEOs is set forth in the “2024 ACI Payouts” table below. The Compensation Committee set each NEO’s target taking into consideration peer group market data and the NEO’s responsibilities, experience, breadth of role, and overall performance.
Payout of the ACI depends on the attainment of performance goals and can be between 0% and 200% of target. The objectives of the ACI are to support our pay-for-performance philosophy, align awards with stockholder interests, and motivate executives to achieve the Company’s near-term priorities that drive long-term performance. The NEOs’ ACIs for 2024 are based on Company Financial & Segment Quality performance. There is no individual performance component to the ACI.
The Compensation Committee measures performance using a scale of 0.0 to 2.0; 0.0 for unacceptable performance and 2.0 for exceptional performance. Payout of the ACI is in cash and typically occurs in February of the following year.
2024 ACI Performance
For the 2024 ACI, the performance measures and related performance goals were based on Quality (60%) and Financials (40%).
The table below shows achieved results against each performance goal, and total scores out of a potential score of 2.00. However, due to negative quality impacts on customers and other factors during 2024 the Compensation Committee exercised overall negative discretion on the Quality component of the ACI for the Defense, Airbus, and Aftermarket Segments notwithstanding actual achievement. In addition, due to significant improvements in quality performance specific to 737 following the implementation of new processes, the Compensation Committee exercised positive discretion for the Boeing Segment. These limited modifications to performance scoring demonstrates rigor in both setting of the metrics and in their application by the Committee.

2024 ACI Company Metrics Performance
($ in millions)

Measure	Segment Weight	Corporate Weight	Threshold	Target	Maximum	Actual Result	Assessment	Weighted Score
US (Minus Kinston) Indirect Incurred Cost	20%	16%	$635	$600	$565	$617	Below Target	0.51
Non-US (Plus Kinston) Indirect Incurred Cost	20%	4%	$270	$255	$240	$266	Below Target	0.27
US (Minus Kinston) Inventory	20%	16%	$1,750	$1,620	$1,490	$1,578	Above Target	1.33
Non-US (Plus Kinston) Inventory	20%	4%	$0.950	$0.880	$0.810	$0.852	Above Target	1.39
Airbus Segment Quality	60%	15%	0.5	1	2	0.850
Aftermarket Segment Quality	60%	5%	0.5	1	2	1.000	Target	0.00
Boeing Segment Quality	60%	30%	0.5	1	2	0.899	Below Target	0.96
Defense Segment Quality	60%	10%	0.5	1	2	1.000	Target	0.00
Total Company Score								0.9081

2024 ACI Payouts
The following table shows each NEO’s actual award payout, calculated as the target award multiplied by the weighted Company score.

NEO	Target Award (%)	Target Award ($)	Actual Award ($)	Actual as a % of Target
Patrick M. Shanahan	Not eligible	Not eligible	N/A	N/A
Irene M. Esteves	Not eligible	Not eligible	N/A	N/A
Justin Welner	85%	393,915	357,714	91%
Gregg Brown	75%	236,885	215,116	91%
Sean Black	75%	315,215	286,247	91%
Mark J. Suchinski(1)	110%	687,500	—	—
Mindy McPheeters(1)	80%	378,800	—	—

(1)
Mr. Suchinski and Ms. McPheeters did not receive a payout of their respective ACIs due to their separation from employment with the Company prior to the end of the performance period and prior to the date of payout.

Based on Company performance results, the Compensation Committee believes the 2024 ACI payouts to NEOs were appropriate. While ACIs are earned based on performance in the prior year 2024, they are paid in the current. ACI payouts, if any, are reported as 2024 compensation in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
As noted in the “Compensation Discussion and Analysis — 2024 Tax Mitigation Actions” a portion of the payout shown was paid in December 2024, with the remainder paid in February 2025.
Long-Term Incentive
Long-term incentives are an important tool to promote executive retention and effective alignment of executives’ interests with stockholders’ interests. At the beginning of each year, the Compensation Committee approves the type and amount of grants to each NEO under the Long-Term Incentive Plan (the “LTIP”). Grants are made and priced on the third trading day following the Company’s next earnings release. Beginning in 2022, the LTIP grants were weighted 50% performance-based and 50% time-based, in prior years the weightings were 40% performance-based and 60% time-based. This change was made to increase performance orientation and enhance alignment with stockholder interests. The Compensation Committee set each NEO’s 2024 target LTIP value as provided in the table below, taking into consideration peer group market data and the NEO’s responsibilities, experience, breadth of role, and performance. Mr. Shanahan and Ms. Esteves were granted off-cycle RSUs and are not reflected in the table below. Please see “Grants of Plan-Based Awards” table for details on Mr. Shanahan and Ms. Esteve’s 2024 equity grants.

NEO	Base Salary on Grant Date ($)	Target on Grant Date (Percentage of Base Salary) (%)	2024 LTIP Grant(1) ($)
Justin Welner	$465,000	145%	$674,250
Gregg Brown	$400,000	100%	$400,000
Sean Black	$425,000	125%	$531,250
Mark J. Suchinski	$625,000	230%	$1,437,500
Mindy McPheeters	$475,000	145%	$688,750

(1)
When the 2024 LTIP awards were granted to the NEOs, the number of Performance-Based Restricted Stock Units granted to each NEO was calculated using the closing price of the Common Stock on the grant date rather than a price determined using a Monte Carlo simulation model based on the probable ranking of the Company’s TSR relative to the TSR of a group of the Company’s peers. The grant date fair value of each NEO’s 2024 award as calculated in accordance with FASB ASC Topic 718, and as reported in the “Summary Compensation Table,” therefore exceeds the target value of each NEO’s LTIP award as provided in this table. For additional information on the awards, see “Summary Compensation Table.”

Time-Based RSUs
In 2024, 50% of the target LTIP award amount was delivered in the form of time-based restricted stock units (“RSUs”) vesting in three equal installments on each of the first, second, and third anniversaries of the grant date (with the exception of Mr. Shanahan and Ms. Esteves who each received 100% of their LTIP award in the form of time-based RSUs). Vesting of the time-based RSUs is subject to the recipient being continually employed by the Company through the vesting date, or alternative vesting arrangements upon death, disability, retirement, or a qualifying termination in connection with a change in control as described under “Potential Payments Upon Termination or Change in Control.” The Compensation Committee grants time-based RSUs to assist in retaining NEOs and to promote increased stock ownership, which further aligns our NEOs’ interests with those of stockholders. Dividends on time-based RSUs accrue from the grant date and are not paid until the vesting date. If the underlying award is forfeited, the accrued dividends, if any, are forfeited as well.
Performance-Based RSUs
In 2024, 50% of the target LTIP award was delivered in the form of performance-based RSUs tied to the following:
•
Relative TSR (100% weighting): The Company’s TSR ranking, expressed as a percentile, relative to the Company TSR peer group over the three-year performance period ending December 31, 2026 (the “Performance Period”). TSR will be determined by calculating the percentage increase in the dividend-adjusted average closing share price for the 20 trading days ending December 31, 2023, and the 20 trading days ending December 31, 2026.

The table below sets forth the performance goals and vesting percentages for the 2024 grant. If performance is below threshold, the payout is zero; the payout is interpolated for performance between threshold and target and between target and maximum; and payouts are capped at maximum achievement. For the TSR component, if the Company’s TSR is negative, the payout for this component is capped at 100% regardless of percentile ranking. The Compensation Committee may apply negative discretion to the award payout if deemed appropriate based upon the circumstances.

Metric	Element	Threshold	Target	Maximum
Relative TSR	Goal	25th	50th	75th
	Vesting (% of Target Award)	25.5%	50%	100%

The vesting of performance-based RSUs is dependent upon the Compensation Committee’s certification of the level of achievement of the performance goals. Eligible NEOs must be continuously employed throughout the entire performance period or none of the award will be earned, subject to alternative vesting arrangements upon death, disability, retirement, or a qualifying termination in connection with a change in control as described under “Potential Payments Upon Termination or Change in Control.”

2022 Performance-Based Restricted Stock Units —  FORFEITED
In 2022, the Compensation Committee granted performance-based restricted stock unit awards that could be earned at the conclusion of the three-year performance period ending December 31, 2024 (and delivered in 2025) based on achievement against a relative TSR metric. On January 16, 2025, the Compensation Committee certified the Company achieved a percentile rank of 3.3%. As a result, threshold performance was not achieved and the 2022 performance-based restricted stock unit award was forfeited, as shown in the below table.

		Threshold	Target	Maximum	2022 PB-TSR Actual Performance
Performance Goal	(Percentile Ranking in Peer Group)	25th	50th	90th	3rd Percentile
Vesting Percentage	(% of Target Award)	25%	100%	200%	0%

NEO Compensation Changes
Due to the interim nature of Mr. Shanahan and Ms. Esteves’ role, and due to the fact that Mr. Suchinski and Ms. McPheeters are no longer employed by the Company, compensation changes for each of them are not reflected below.

Justin Welner, SVP, Chief Administration & Compliance Officer
2024 Compensation	Changes During 2024	Changes For 2025(1)
Annualized Salary $465,000	Annualized Salary Increased from $440,000 to $465,000
Annual Cash Incentive 85% target	Annual Cash Incentive No Change	No changes to salary, ACI, or LTI
Long-Term Incentive 145% target	Long-Term Incentive Increased from 140% to 145%

(1)	As of the date of this Proxy Statement.

Gregg Brown, SVP, Global Quality
2024 Compensation	Changes During 2024	Changes For 2025(1)
Annualized Salary $400,000
Annual Cash Incentive 75% target	No changes to salary, ACI, or LTI	No changes to salary, ACI, or LTI
Long-Term Incentive 100% target

(1)	As of the date of this Proxy Statement.

Sean Black, SVP, Engineering and R&T, Chief Technology Officer
2024 Compensation	Changes During 2024	Changes For 2025(1)
Annualized Salary $425,000	Annualized Salary Increased from $375,000 to $425,000
Annual Cash Incentive 75% target	Annual Cash Incentives Increased from 70% to 75%	No changes to salary, ACI, or LTI
Long-Term Incentive 125% target	Long-Term Incentive Increased from 100% to 125%

(1)	As of the date of this Proxy Statement.

Compensation Governance
The Compensation Decision-Making Process
As set forth in its charter (available at: http://investor.spiritaero.com/corporate-governance/govdocs/ default.aspx), the Compensation Committee is responsible for overseeing the administration of the Company’s compensation plans, policies, and programs. Further, the Compensation Committee is responsible for setting compensation for, and reviewing performance of, the Company’s executive officers. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to such subcommittees as it deems appropriate, so long as the subcommittee is solely composed of one or more members of the Compensation Committee. In setting executive officer compensation, the Compensation Committee takes into consideration the following:
•	Overall Company performance and progress toward strategic priorities;
•	The CEO’s self-assessment and performance reviews of the other NEOs;
•	The Compensation Committee’s and Board’s views of the NEOs’ performance;
•	The counsel and recommendations of the Chief Administrative Officer;
•	Results from benchmarking against the Company’s peer group and survey data; and
•	The analysis and consulting advice of its independent compensation consultant with respect to the amount or form of such compensation.
The Compensation Committee strives for internal pay equity among the Company’s NEOs. Pay equity across the NEO group is balanced among a myriad of other factors. The Compensation Committee remains cognizant of pay equity as it makes compensation decisions and adjustments throughout the year.
Independent Compensation Consultant
The Compensation Committee’s charter allows the committee to engage an independent compensation consultant to advise on executive compensation matters. The Company engaged Meridian Compensation Partners (“Meridian”) for 2024. Meridian was engaged directly by the Compensation Committee for the purpose of providing analysis and advice with respect to executive officer compensation to the Compensation Committee. Meridian’s engagement and fees related to work conducted for the Compensation Committee were reviewed and pre-approved by the Compensation Committee.
The Compensation Committee has determined, after considering and discussing criteria from the SEC and the NYSE and Meridian’s annual independence letter, that Meridian does not have any conflicts of interest that would prevent objectivity.
Clawback Policies
The Company’s ACI and LTIP awards are subject to the clawback provisions of the OIP, the Company’s Mandatory Recoupment Policy (the “Recoupment Policy”), and applicable law. With respect to executive grants, our grant agreements under the OIP expressly provide that equity awards are subject to the OIP clawback provision, any applicable law, and any Company policies on compensation recovery.
OIP Clawback. The OIP clawback provision provides that the Compensation Committee may take certain actions, including canceling an award or causing the participant to forfeit any gains realized in connection with the award, if the participant (including the NEOs) engages in a detrimental activity. Detrimental activities include breaches of restrictive covenants, such as confidentiality, non-solicitation, and non-compete covenants, and any activity contributing to a financial restatement or accounting irregularities that are appropriate to include in the Recoupment Policy.
Recoupment Policy. The Company adopted the Recoupment Policy effective December 1, 2023. The Recoupment Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Section 303A.14 of the NYSE Listing Company Manual. Under the terms of the Recoupment Policy, in the event of a restatement of our financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws, the Compensation Committee shall take reasonably prompt action to cause the Company to recover the amount of any incentive compensation granted, awarded or paid to a covered person within the preceding 36-month period to the extent the value of such compensation was in excess of the amount of incentive compensation that would have been granted, awarded or paid had the financial statements been in compliance with the financial reporting requirements. Each executive officer, including our Named Executive Officers and former executive officers, are considered covered persons for purposes of the Recoupment Policy.
Policy Prohibiting Short-Selling, Hedging, and Pledging
The Company has adopted a policy prohibiting the Company’s insiders from engaging in short-selling, hedging, and pledging the Company’s securities. As it relates to hedging, insiders of the Company are prohibited from purchasing or selling, or making any offer to purchase or offer to sell, derivative securities related to the Company’s securities, such as exchange-traded options to purchase or sell the Company’s securities or financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities (including but not limited to prepaid variable forwards, equity swaps, collars, and exchange funds). Company insiders include all employees and directors of the Company as well as their spouses, domestic partners, minor children, economic dependents, other persons living in their households, or any corporations, partnerships, trusts, or other entities that they beneficially own, and any person over whom, or trust or other entity over which, they have control. Additionally, Company insiders are prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan.
Equity Award Grant Practices
Annual equity awards are typically granted and priced on the third trading day following the Company’s next earnings release. Neither employees (including our NEOs) nor directors were granted stock options during 2024. The Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of filings of material nonpublic information based on equity award grant dates.
Compensation Risk Assessment
Annually (and more frequently as deemed necessary), the Compensation Committee assesses risks presented by our compensation program, policies, and award structures. This assessment is used to determine whether any of our compensation components incentivize executives to take risks that are not in the Company’s or stockholders’ best interests. In 2024, our Compensation Committee reviewed a variety of risk factors relative to our current compensation programs, including:
•	Senior talent acquisition and the ability to recruit and retain talent at market-based compensation levels;
•	Senior talent loss due to misalignment of strategic decisions and incentives, including balancing long-term incentives with the investment requirement for long-term objectives;
•	Alignment of compensation to short- and long-term Company performance;
•	Potential for material restatement of earnings to impact incentive plan calculations;
•	Potential for unforeseen one-time events beyond management’s control that affect incentive plan calculations; and
•	Potential for unrealized talent investment due to underperforming individuals.
After reviewing our current compensation program and award structures, the Compensation Committee determined that our program does not incentivize executives to take excessive risks in light of the following features:
•
We diversify the compensation delivered to executives with performance goals that incentivize different behaviors (short-term focus, long-term focus, etc.) in an attempt to balance our executives’ interests;

•	We have maximum payouts, or caps, on our performance-based compensation — the highest amount that can be paid with respect to our ACIs or performance-based long-term incentives is 200%;
•	The Compensation Committee reserves the right to exercise negative discretion over performance-based awards;
•	We maintain clawback policies that allow recovery of certain compensation when the participant has engaged in misconduct;

•	Our NEOs and other executives must comply with stock ownership requirements and the prohibition on short-selling, hedging, and pledging Company securities; and
•	We have engaged an independent compensation consultant to advise us on compensation practices.
Other Compensation Elements and Information
Benefits and Perquisites
In addition to the compensation described above, we provide our NEOs with certain other benefits and perquisites. Benefits and perquisites received by NEOs are included in the “All Other Compensation” column of the “Summary Compensation Table.” These benefits are consistent with the benefits offered by our peers and competitors.

Benefit/Perquisite	Explanation
Retirement and Savings Plan (the “RSP”)
•
The RSP is a tax-qualified defined contribution plan for certain eligible salaried employees. The Company makes both matching and non-matching contributions under the RSP.

•
Matching: The Company matches 75% of the employee’s contributions up to a maximum of 6% of the employee’s base pay (provided the employee contributes 8%). The matching contributions are immediately 100% vested.

•
Non-Matching: The Company makes a non-matching contribution following the end of each calendar year based on an employee’s age and vesting service, provided that the employee is employed by the Company on December 31 of the applicable year and has earned a year of vesting service. If age-plus vesting service totals less than 60, employees receive a contribution equal to 1.5% of base salary; if age-plus vesting service totals at least 60 but less than 80, employees receive a contribution equal to 3% of base salary; and if age-plus vesting service totals 80 or more, employees receive a contribution equal to 4.5% of base salary. These contributions are 25% vested at two years, 50% vested at three years, 75% vested at four years, and 100% vested at five years of vesting service.

Deferred Compensation Plan (the “DCP”)
This nonqualified plan allows eligible Company employees, including each of our NEOs (other than Mr. Shanahan and Ms. Esteves), to defer receipt of a portion of their base salary or ACI. In addition, the DCP allows for matching and discretionary contributions by the Company into a separate account in the DCP. Deferred amounts and matching or discretionary Company contributions are credited with a rate of return equal to 120% of the applicable federal long-term rate for October of the prior fiscal year. For 2024, the interest crediting rate is 5.36%.

Perquisite Allowance Plan
The Board approved an amended version of the Company’s Perquisite Allowance Plan (the “Perquisite Plan”) in October 2022. Under the Perquisite Plan, the CEO receives an annual allowance of $25,000, while the other NEOs receive an annual allowance of $13,000. Participants may select the perquisite items to be funded from their allowances in accordance with an exclusive list set forth in the Perquisite Plan. Any portion of a participant’s annual allowance not used by the end of the applicable calendar year is forfeited except upon a qualifying termination in connection with a change in control. See “Potential Payments Upon Termination or Change in Control.”

Personal Corporate Aircraft Use
For security reasons, the Company’s CEO and CFO are authorized to use the corporate aircraft for a limited amount of personal travel. Mr. Shanahan is authorized to use the corporate aircraft for travel between Wichita, Kansas and Seattle, Washington pursuant to the Company’s corporate aircraft policy, and is authorized to use the aircraft for 70 personal hours annually (not including commuting time). Ms. Esteves is authorized to use the corporate aircraft for travel between Wichita, Kansas and Boston, Massachusetts and Charlottesville, Virgina

Benefit/Perquisite	Explanation

pursuant to the Company’s corporate aircraft policy. In each case, the personal hour allowances do not include deadhead or ferry flights. The other NEOs may not use the corporate aircraft for personal travel unless approved by the CEO. No tax gross-ups are provided for this benefit.

Relocation Benefits
In connection with Mr. Shanahan’s appointment as interim President and CEO, he is entitled to temporary housing in Wichita, Kansas. In connection with Ms. Esteve’s appointment as interim CFO, she is entitled to temporary housing in Wichita, Kansas.

Post-Retirement Medical Coverage
The Company has two programs for post-retirement medical coverage. Under the first program, benefits are available to employees who were previously Boeing employees and hired by Spirit as of June 17, 2005 and who retire from the Company between the ages of 62 and 65 (and who meet certain other requirements). Under the second program, benefits are available to (i) employees who retire from the Company at age 55 or later with 10 years of service, and (ii) employees who retire from the Company at age 60 or later with five years of service. Under either program, benefits cease at age 65. None of our NEOs are currently eligible for coverage under either program.

Other	Other perquisites provided include an annual physical exam for our CEO, ground transportation services for our CEO for security purposes and efficiency, IT home services, and home security services.

Severance
The Company believes competitive severance protection is an appropriate incentive in attracting and retaining executive talent. The Company provides post-termination severance compensation through certain individual employment agreements and also adopted a Senior Management Severance Plan (the “Severance Plan”) on July 30, 2024, pursuant to which employees with the title Director and above may become eligible to receive the following severance payments and benefits upon a Qualifying Termination (as defined in the Severance Plan): (i) cash severance equal to 12 months of the participant’s then current annual base salary, payable in a lump sum and (ii) an additional sum equal to the cost of COBRA medical and dental benefits coverage for a period of 12 months. The benefits under the Severance Plan will be offset by statutory severance provided by applicable law and/or severance and other termination-related payments provided by the participant’s employment or service agreement, as applicable. Receipt of such severance payments and benefits will be subject to the participant’s timely execution and non-revocation of a release of claims in favor of the Company and its affiliates and ongoing compliance with any restrictive covenant obligations.
The Company provided post-termination severance compensation to Ms. McPheeters in connection with her separation of employment in July 2024, as discussed in more detail under the heading “Potential Payments Upon Termination or Change in Control.”
Further, certain employment agreements and certain of the Company’s benefit plans provide for compensation upon termination or in connection with a change in control. The ACI, long-term incentives, and Perquisite Plan are subject to double-trigger change in control provisions.
Additional information regarding the Company’s practices in providing compensation in connection with termination of employment may be found under the heading “Potential Payments Upon Termination or Change in Control.”
Accounting and Tax Treatment of Compensation
When evaluating the Company’s compensation programs, the Company takes into account the various accounting, tax, and disclosure rules associated with such matters, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) and Section 409A of the IRC. Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to “covered employees” each year. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The

Compensation Committee believes that maintaining the discretion to evaluate the performance of executive officers is an important part of the Company’s responsibilities and benefits public stockholders, and therefore, the Compensation Committee may award compensation to the NEOs that is not fully deductible if it is determined that such compensation is consistent with the Company’s compensation philosophy and benefits stockholders.
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.
Executive Stock Ownership Requirements
The Company’s executive stock ownership requirements promote alignment of management and stockholder interests. The requirements are based on a multiple of base salary and are measured by the value of Common Stock required to be held.

Officer Level	Target Level (Multiple of Annual Base Salary)
Chief Executive Officer	5x
Executive Vice Presidents/Senior Vice Presidents	3x
Vice Presidents	1x

The stock ownership requirements must be met within the later of: (i) five years after adoption of the guidelines, or (ii) five years after being hired or promoted into the officer position. During the five-year accumulation period, all NEOs are expected to continuously accumulate qualifying equity until they meet the applicable threshold. The five-year accumulation allows for accumulation of shares through earned incentive awards.
Executive ownership positions are reviewed on an annual basis. For 2024, all NEOs (except for Mark Suchinski, our former Chief Financial Officer who departed from the Company in 2024) complied with the ownership requirements or were within the five-year accumulation period. The Company may restrict any officer from liquidating any Company stock, except for shares that are sold to meet Company tax-withholding requirements. The Company may modify or waive the requirements of the guidelines at its discretion if it determines that compliance would result in severe hardship for an officer. Note that the Company’s insider trading policy prohibits Company employees from engaging in short sales of the Company’s securities, and hedging and pledging the Company’s securities. For additional information on this policy, see “Policy Prohibiting Short-Selling, Hedging, and Pledging.”

Compensation Committee Report
The Compensation Committee establishes and oversees the design and functioning of the Company’s executive compensation program. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section in this Proxy Statement with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K be included in this Proxy Statement for the 2025 Annual Meeting of Stockholders and also be incorporated by reference in the Company’s Annual Report on Form 10-K for the 2024 fiscal year.
Compensation Committee

William A. Fitzgerald, Chair
Paul E. Fulchino
Ronald T. Kadish
John L. Plueger
Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of the NEOs for the last three fiscal years. Prior to her appointment as Chief Financial Officer, Ms. Esteves served as a non-employee director of our Board and was entitled to certain cash and equity compensation under our non-employee director compensation program, which are detailed in this table and associated footnotes. Mr. Shanahan was not an NEO in the fiscal year ended December 31, 2022, and accordingly, information is not displayed for 2022 as an NEO. Mses. Esteves and McPheeters and Messrs. Welner, Brown, and Black were not NEOs in the fiscal years ended December 31, 2022, and December 31, 2023, and accordingly, information is not displayed for 2022 and 2023 for such NEOs.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Patrick M. Shanahan President and CEO	2024	2,000,000	—	8,959,475	—	498,048	11,457,523
	2023	504,110	—	8,149,986	—	265,018	8,919,114
Irene M. Esteves(5) Chief Financial Officer	2024	401,639	1,050,000	2,596,043	—	327,929	4,375,611
Justin Welner SVP Chief Administration & Compliance Officer	2024	463,429	697,500	780,936	357,714	67,585	2,367,164
Gregg Brown SVP, Global Quality	2024	315,847	600,000	963,334	215,115	168,520	2,262,816
Sean Black SVP, Engineering and R&T Chief Technology Officer	2024	421,858	637,500	615,279	286,247	40,528	2,001,412
Mark J. Suchinski Former SVP and CFO	2024	283,470	—	1,664,868	—	32,840	1,981,178
	2023	625,000	—	1,617,497	—	59,026	2,301,523
	2022	619,863	—	1,842,410	122,055	37,939	2,622,267
Mindy McPheeters Former General Counsel	2024	264,481	—	797,731	—	1,506,599	2,568,811

(1)	Represents 50% of the total cash retention bonus awarded to each NEO (as applicable) that was paid in December 2024. See “Compensation Discussion and Analysis — 2024 Retention Awards.”
(2)
Amounts shown represent the aggregate grant date fair value of awards granted to the NEOs during the applicable year, as determined in accordance with FASB ASC Topic 718. These grant date fair values represent the accounting expense to be recorded for the award and are not reflective of the actual value that may be recognized by an NEO with respect to the award. The assumptions made by the Company in calculating these amounts are incorporated herein by reference to Note 20 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. In 2024, each NEO received a Time-Based Restricted Stock Unit award (“RSU”) and, except for Mr. Shanahan and Ms. Esteves, a Performance-Based Restricted Stock Unit award tied to TSR (“PB-TSR”). For each NEO other than Mr. Shanahan and Ms. Esteves, the grant date fair value of the RSU awards equals the number of shares granted, multiplied by $29.12, which was the closing price of the Common Stock on the grant date. Mr. Shanahan was granted RSUs on June 30, 2024, with a grant date fair value of the RSUs awards equal to the number of shares granted, multiplied by $32.87. Ms. Esteves received RSUs for service as a member of the Board prior to her appointment and RSUs in connection with her appointment, which had grant date fair values equal to the number of shares granted, multiplied by $33.02 and $30.97, respectively, which were the closing prices of the Common Stock on the grant date or if the grant date was not a trading day, the closing prices of the Common Stock on the date immediately preceding the grant date. The grant date fair value of the PB-TSRs is equal to the number of shares granted at target multiplied by $38.33, which was determined using a Monte Carlo simulation model based on the probable ranking of the Company’s TSR relative to the TSR of a group of the Company’s peers, using the closing price of the Common Stock on the grant date. If the maximum level of performance is achieved with respect to the PB-TSRs, the value would be as follows: Mr. Welner; 887,569; Mr. Brown $526,578; Mr. Black $699,293; Mr. Suchinski: $1,892,199; and Ms. McPheeters $906,658. For additional information on the awards, see “2024 Compensation Program Elements.”
(3)
Represents an ACI earned by each applicable NEO. As described in the Compensation Discussion and Analysis, 50% of the ACI based on the target level of performance was accelerated in December 2024 for 280G mitigation purposes in connection with the Merger and the remainder was paid in February 2025.

(4)	The following table shows “All Other Compensation” amounts for our NEOs in 2024. See “Compensation Discussion and Analysis — 2024 Tax Mitigation Actions” above.
All Other Compensation

Name	Life Insurance(a) ($)	Financial and Tax Services(b) ($)	Personal Aircraft Usage(c) ($)	Personal Travel Expenses(d) ($)	Deferred Compensation Plan Contributions(e) ($)	Company Contributions Under Tax- Qualified Defined Contribution Plan(f) ($)	Other(g) ($)	Total ($)
Patrick M. Shanahan	1,032	11,990	417,052	—	—	20,700	47,274	498,048
Irene M. Esteves	662	—	298,967	—	—	20,700	7,600	327,929
Justin Welner	936	—	—	—	23,171	30,600	12,878	67,585
Gregg Brown	826	—	—	—	—	9,462	158,232	168,520
Sean Black	831	965	—	1,872	—	26,697	10,163	40,528
Mark J. Suchinski	465	—	—	—	—	27,150	5,225	32,840
Mindy McPheeters	488	—	—	—	—	12,361	1,493,750	1,506,599

(a)	Amounts shown reflect Company contributions toward group life insurance.
(b)	Amounts shown reflect financial, tax preparation, and other related services paid for by the Company, which were reimbursed under the Perquisite Plan.
(c)
Amounts shown reflect the aggregate incremental cost to the Company of personal usage of its corporate aircraft. The incremental cost is determined by dividing direct operating costs per aircraft by the total number of flight hours per aircraft, resulting in a cost per hour, and multiplying the cost per hour by the hours of personal usage. Direct operating costs include variable costs such as fuel, maintenance expenses, parts and supplies, landing fees, ground services, catering, and crew expenses associated with such use, including those associated with “deadhead” flights related to such use. Because corporate aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage. Fixed costs include pilot salaries, the purchase costs of the aircraft, and the cost of maintenance not related to personal travel. Executives, their families, and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount, and as a result, no amount is reflected in the “Summary Compensation Table.” Executives, directors, their families, and invited guests also occasionally fly on the corporate aircraft as additional passengers on personal flights that are attributed to another executive, in which case the entire incremental cost is allocated to the executive who arranged for the personal flight. In addition to the Company’s corporate aircraft policy, the Compensation Committee has authorized annual aircraft personal usage amounts of 70 hours for Mr. Shanahan (not including commuting between Wichita, Kansas and Seattle, Washington) (such amounts do not include “deadhead” or ferry flights), with other amounts approved on an ad hoc basis. Ms. Esteves is authorized to use the corporate aircraft for travel between Wichita, Kansas, Boston, Massachusetts and Charlottesville, Virgina pursuant to the Company’s corporate aircraft policy with no limit on hours. With ferry flights, the total hours reported above for 2024 was 147.17 hours for Mr. Shanahan and 105.5 hours for Ms. Esteves.

(d)	For Mr. Black, amount reflects personal travel expense for spouses accompaniment on business trip of $1,872.
(e)	Amounts shown reflect Company contributions to the accounts of its eligible NEOs under the DCP. See “Other Compensation Elements and Information — Benefits and Perquisites.”
(f)	Amounts shown reflect contributions made by the Company under the RSP. See “Other Compensation Elements and Information — Benefits and Perquisites.”
(g)	For Mr. Shanahan, amount reflects $34,264 in housing expenses for a corporate apartment the Company provides to

Mr. Shanahan when he is at Company headquarters in Wichita, Kansas; $2,834 representing an amount to cover personal taxes for personal aircraft use; and $10,176 in club membership fees. For Ms. Esteves, amount reflects $7,600 representing an amount to cover personal taxes for personal aircraft use. For Mr. Welner represents $12,878 in personal car expenses. For Mr. Brown, amount reflects $978 in hangar fees; $7,800 in tuition, $135,599 in relocation expenses; and $13,855 gross-up related to relocation expenses. For Mr. Black, amount reflects $1,627 in matching charitable contributions and $8,536 in personal car expenses. For Mr. Suchinski, amount reflects $5,225 in club expenses. For Ms. McPheeters, amount reflects $1,480,750 in severance payments as further described in — “2024 Separation Agreements” below; $6,464 in tuition and $6,536 in personal car expenses.
(5)
Ms. Esteves was appointed to Chief Financial Officer of the Company on June 4, 2024. Prior to her appointment she served as a non-employee director. Salary for 2024 includes the amount she received as an employee of the Company. Ms. Esteves elected to defer all cash fees receivable for her service as a director in 2024 in the form of RSUs, which are reflected in the “Stock Awards” column.

Grants of Plan-Based Awards in 2024
The following table presents information regarding grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	Grant Date Fair Value of Stock Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)
Patrick M. Shanahan
RSU(1)	6/30/2024							272,573	8,959,475
Irene Esteves
RSU(2)	5/6/2024							8,663	286,052
RSU(2)	6/5/2024							74,588	2,309,990
Justin Welner
ACI(3)		98,479	395,915	787,829
RSU(4)	2/9/2024							11,578	337,151
PB-TSR(5)	2/9/2024				2,895	11,578	23,156		443,785
Gregg Brown
ACI(3)		59,211	236,885	473,770
RSU(4)	3/18/2024							17,171	500,020
RSU(4)	3/18/2024							6,869	200,025
PB-TSR(5)	3/18/2024				1,717	6,869	13,738		262,289
Sean Black
ACI(3)		78,804	315,215	630,430
RSU(4)	2/9/2024							9,122	265,633
PB-TSR(5)	2/9/2024				2,281	9,122	18,244		349,646
Mark Suchinski
ACI(3)(7)		171,875	687,500	1,375,000
RSU(4)	2/9/2024							24,683	718,769
PB-TSR(5)	2/9/2024				6,171	24,683	49,366		946,099
Mindy McPheeters
ACI(3)(7)		94,700	378,800	757,600
RSU(4)	2/9/2024							11,827	344,402
PB-TSR(5)	2/9/2024				2,957	11,827	23,654		453,329

(1)
Represents RSUs that vest on the earlier of June 30, 2025, or consummation of the Merger, subject to his continued employment through such date. The grant date fair value of each award, which is reported in the “Stock Awards” column of the “Summary Compensation Table,” is equal to the number of shares multiplied by $32.87, the closing price of the Common Stock on the grant date.

(2)
The RSUs granted on May 6, 2024 were granted to Ms. Esteves in connection with her service as a non-employee director of our Board and will vest on the next annual meeting date following the date of grant (or in connection with the consummation of the Merger, if earlier). The RSUs granted on June 5, 2024 were granted to Ms. Esteves in connection with her appointment to Chief Financial Officer and vested on the six month anniversary of the date of grant. The grant date fair value of each award, which is reported in the “Stock Awards” column of the “Summary Compensation Table,” is equal to the number of shares multiplied by $33.02 and $30.97 (respectively), the closing price of the Common Stock on the grant date.

(3)
Represents ACI opportunities that were granted in 2024. For all participants, the threshold, target, and maximum figures were calculated on a weighted-average basis, giving effect to the changes made to base salaries and Target Award (%) during 2024. The actual ACI amount received is reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” Mr. Shanahan and Ms. Esteves were not eligible for ACI opportunities in 2024.

(4)
Represents RSUs that vest annually over three years, beginning on the grant date, if such NEO remains employed by the Company on each annual vesting date. The grant date fair value of each award, which is reported in the “Stock Awards” column of the “Summary Compensation Table,” is equal to the number of shares multiplied by $29.12, the closing price of the Common Stock on the grant date.

(5)
Represents PB-TSRs that vest at the end of the three-year performance period, subject to continued employment through the date the Committee certifies performance, based on the ranking of the Company’s TSR relative to the TSR of each of the companies in the Company’s peer group. The grant date fair value of each award, which is reported in the “Stock Awards” column of the “Summary Compensation Table,” is equal to the number of shares granted at target multiplied by $38.33, which was determined using a Monte Carlo simulation based on the probable ranking of the Company’s TSR relative to a group of the Company’s peers, using the closing price of the Common Stock on the grant date. Actual payout may be zero or range from 25% to 200% of the target shares granted.

(6)
Amounts shown represent the aggregate grant date fair value of awards granted to the NEOs, as determined in accordance with FASB ASC Topic 718. These grant date fair values represent the accounting expense to be recorded for the award and are not reflective of the actual value that may be recognized by an NEO with respect to the award. The assumptions made by the Company in calculating these amounts are incorporated herein by reference to Note 20 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(7)	Mr. Suchinski and Ms. McPheeters did not receive an ACI payout as they separated from the Company prior to the end of the performance period and prior to the payment date.
Narrative to the Summary Compensation Table
For a description of the material terms of Mr. Shanahan’s, Ms. Esteves’, Mr. Brown’s and Mr. Suchinski’s employment agreements and Ms. McPheeters’ separation agreement, please see the section titled “Potential Payments Upon Termination or Change in Control — Employment Agreements” and “Potential Payments Upon Termination or Change in Control — 2024 Separation Agreements” below. While Messrs. Welner and Black have employment agreements with the Company, their roles and compensation have significantly changed since the employment agreements were entered into. Accordingly, the Company does not believe a description of the terms of such agreements is necessary to understand the information disclosed in the “Summary Compensation Table.”
Vesting of Restricted Stock Units and Acceleration of Annual Cash Incentive
To mitigate the impact of Sections 280G and 4999 of the Internal Revenue Code, a portion of the RSUs that would originally vest in 2025 were accelerated to vest in December 2024. In addition, a portion of the 2024 ACI was paid in December 2024 equal to 50% of the target level of performance, with the remainder paid in February 2025. See “Compensation Discussion and Analysis — 2024 Tax Mitigation Actions” above.
Outstanding Equity Awards at 2024 Fiscal Year End
The following table presents the outstanding equity awards held by the NEOs as of December 31, 2024. The Company has not granted any options or option-like awards. The market value of the awards is determined by multiplying the number of shares shown in the applicable columns below by $34.08, the closing price of the Common Stock on December 31, 2024 which was the last trading day in calendar year 2024. Ms. McPheeters and Mr. Suchinski did not have any outstanding equity awards as of December 31, 2024, as any equity was forfeited in connection with their separation from the Company.
As noted in the “Compensation Discussion and Analysis — 2024 Tax Mitigation Actions” section above, certain RSUs that would have otherwise vested in 2025 were accelerated in December 2024 (subject to clawback), which resulted in fewer outstanding equity awards at 2024 fiscal year end. Please also see “Option Exercises and Stock Vested for Fiscal Year 2024” for detail on the RSUs accelerated in 2024.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Patrick M. Shanahan
RSU(7)	9/30/2023	317,621	10,824,524
Irene M. Esteves
RSU(8)	5/6/2024	8,663	295,235
Justin Welner
RSU(1)	2/9/2024	7,718	263,029
PB-TSR(2)	2/9/2024			2,895	98,662
RSU(3)	2/10/2023	2,969	101,184
PB-TSR(4)	2/10/2023			1,114	37,965
PB-FCF(5)	2/10/2023			557	18,983
PB-RG(6)	2/10/2023			4,454	151,792
Gregg Brown
RSU(1)	3/18/2024	4,579	156,052
PB-TSR(2)	3/18/2024			1,717	58,515
RSU(9)	3/18/2024	11,447	390,114
Sean Black
RSU(1)	2/9/2024	6,081	207,240
PB-TSR(2)	2/9/2024			2,281	77,736
RSU(3)	2/10/2023	1,807	61,583
PB-TSR(4)	2/10/2023			678	23,106
PB-FCF(5)	2/10/2023			339	11,553
PB-RG(6)	2/10/2023			2,712	92,425

(1)
Represents 2024 annual RSUs. The first tranche of the award vested on December 4, 2024, and the second and third tranches will vest on February 9, 2026, and February 9, 2027, respectively, if the NEO continues to be employed by the Company on each vesting date. However, Mr. Browns’ hire date of March 18, 2024, is his grant date.

(2)
Represents PB-TSRs granted in 2024, with a performance period running from January 1, 2024, to December 31, 2026. The number of shares and market value shown reflects the achievement of a threshold performance goal based on TSR performance for the fiscal year ended December 31, 2024. The award will vest upon performance certification by the Compensation Committee following the end of the performance period. However, Mr. Browns’ hire date of March 18, 2024, is his grant date. See also “Compensation Discussion and Analysis — Spirit-Boeing Merger Agreement” for treatment of performance-based awards in connection with the Merger.

(3)
Represents 2023 annual RSUs. The first and second tranche of the award vested on February 10, 2024, and December 4, 2024, respectively. The third tranche will vest on February 10, 2026, if the NEO continues to be employed by the Company on each vesting date.

(4)
Represents PB-TSRs granted in 2023, with a performance period running from January 1, 2023, to December 31, 2025. The number of shares and market value shown reflects the achievement of a threshold performance goal based on TSR performance for the fiscal year ended December 31, 2024. The award will vest upon performance certification by the Compensation Committee following the end of the performance period. See also “Compensation Discussion and Analysis — Spirit-Boeing Merger Agreement” for treatment of performance-based awards in connection with the Merger.

(5)
Represents PB-FCFs granted in 2023, with a performance period running from January 1, 2023, to December 31, 2025. The number of shares and market value shown reflects the achievement of a threshold performance goal based on FCF performance for the fiscal year ended December 31, 2024. The award will vest upon performance certification by the Compensation Committee following the end of the performance period. Please see Appendix A for an explanation of non-GAAP measures. See also “Compensation Discussion and Analysis — Spirit-Boeing Merger Agreement for treatment of performance-based awards in connection with the Merger.

(6)
Represents PB-RGs granted in 2023, with a performance period running from January 1, 2023, to December 31, 2025. The number of shares and market value shown reflects the achievement of a maximum performance goal based on RG performance for the fiscal year ended December 31, 2024. The award will vest upon performance certification by the Compensation Committee following the end of the performance period. Please see Appendix A for an explanation of non-GAAP measures. See also “Compensation Discussion and Analysis — Spirit-Boeing Merger Agreement for treatment of performance-based awards in connection with the Merger.

(7)
Represents 2023 sign on RSUs granted on September 30, 2023 to Mr. Shanahan in connection with is employment agreement. The first tranche of the award vested on September 30, 2024, the second tranche will vest on September 30, 2025, and the third tranche will vest on September 30, 2026, subject to his continued employment on each vesting date. However, Mr. Shanahan became retirement eligible in 2024 and, accordingly, will become 100% vested in the RSUs when he departs from the Company. This retirement eligibility required the Company to withhold shares for certain tax purposes in the year of eligibility. For this reason, Mr. Shanahan’s amounts for the RSUs are shown as net shares, because shares were disposed of for tax purposes in the year of grant in accordance with IRC requirements.
(8)
Represents RSUs granted on May 6, 2024 to Ms. Esteves in connection with her service as a non-employee director of our Board and will vest on the next annual meeting date following the date of grant (or in connection with the consummation of the Merger, if earlier).

(9)
Represents 2024 sign on RSUs granted on March 18, 2024 to Mr. Brown in connection with his employment agreement. The first tranche of the award vested on December 4, 2024, and the second and third tranches of the award will vest on April 15, 2026, and April 15, 2027, respectively, if the NEO continues to be employed by the Company on each vesting date.

Option Exercises and Stock Vested for Fiscal Year 2024
The following table presents information regarding NEO stock awards that vested in 2024. The value realized on vesting represents the number of shares multiplied by the closing price of the Common Stock on the vesting date. The Company has not granted any options or option-like awards.

Name	Grant Date	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick M. Shanahan
RS(2)	5/8/2023	5/8/2024	6,120	189,108
RSUs(3)	9/30/2023	9/30/2024	165,221	5,371,335
RSUs(4)	9/30/2023	11/15/2024	12,820	393,574
RSUs(1)	6/30/2024	12/4/2024	272,573	8,978,555
TOTAL			456,734	14,932,572
Irene Esteves
RSUs(2)	5/8/2023	5/8/2024	11,669	360,572
RSUs(3)	6/5/2024	12/5/2024	74,588	2,416,651
TOTAL			86,257	2,777,223
Justin Welner
RSUs(6)	2/26/2021	2/26/2024	2,014	57,177
RSUs(7)	2/7/2022	2/7/2024	1,772	50,201
RSUs(1)	2/7/2022	12/4/2024	1,771	58,337
RSUs(9)	2/10/2023	2/10/2024	2,969	86,487
RSUs(1)	2/10/2023	12/4/2024	2,969	97,799
RSUs(1)	2/9/2024	12/4/2024	3,860	127,148
TOTAL			15,355	477,149
Greg Brown
RSUs(1)	3/18/2024	12/4/2024	2,290	75,433
RSUs(1)	3/18/2024	12/4/2024	5,724	188,549
TOTAL			8,014	263,982
Sean Black
RSUs(6)	2/26/2021	2/26/2024	746	21,179
RSUs(7)	2/7/2022	2/7/2024	729	20,653
RSUs(1)	2/7/2022	12/4/2024	729	24,013
RSUs(8)	3/4/2022	3/4/2024	1,900	65,246
RSUs(1)	3/4/2022	12/4/2024	1,900	62,586
RSUs(9)	2/10/2023	2/10/2024	1,808	52,667
RSUs(1)	2/10/2023	12/4/2024	1,808	59,556
RSUs(1)	2/9/2024	12/4/2024	3,041	100,171
TOTAL			12,661	406,071
Mark J. Suchinski
RSUs(6)	2/26/2021	2/26/2024	4,902	139,168
RSUs(7)	2/7/2022	2/7/2024	4,851	137,429
RSUs(9)	2/10/2023	2/10/2024	6,929	201,842
TOTAL			16,682	478,439
Mindy McPheeters
RSUs(5)	1/2/2021	1/2/2024	532	16,598

Name	Grant Date	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
RSUs(6)	2/26/2021	2/26/2024	926	26,289
RSUs(7)	2/7/2022	2/7/2024	1,596	45,215
RSUs(9)	2/10/2023	2/10/2024	2,712	79,001
TOTAL			5,766	167,103

(1)	Represents shares accelerated in December 2024. See “Compensation Discussion and Analysis –2024 Tax Mitigation Actions.”
(2)
Represents shares vesting under the 2023 non-employee director compensation program. The RSUs were vested on May 8, 2024 and the shares subject to the grant will become payable on a deferred basis upon her separation from service.

(3)	Represents shares vesting under 2023 and 2024 sign on RSUs per Mr. Shanahans’ and Ms. Esteves’ employment agreements effective September 30, 2023 and June 5, 2024, respectively.
(4)	Represents shares required to be withheld to satisfy tax obligations upon the grant date as Mr. Shanahan was retirement eligible.
(5)	Represents shares vesting under the 2021 bonus RSUs for promotion to Vice President, Interim General Counsel and Corporate Secretary effective January 2, 2021.
(6)	Represents shares vesting under the 2021 annual RSUs.
(7)	Represents shares vesting under the 2022 annual RSUs.
(8)	Represents shares vesting under 2022 CEO recognition award prior to becoming a Section 16 officer effective June 1, 2022.
(9)	Represents shares vesting under the 2023 annual RSUs.
2024 Nonqualified Deferred Compensation
The following table presents information concerning each of the Company’s defined contribution or other plans that provide for the deferral of compensation of the NEOs on a basis that is not tax-qualified.

Name	Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Justin Welner	DCP	—	23,171	10,444	—	228,463

(1)	These amounts represent participant contributions to the DCP and would be included in the “Salary” column of the “Summary Compensation Table.” No participant contributions were made in 2024.
(2)	These amounts represent Company contributions to the DCP and are included in the “All Other Compensation” column of the “Summary Compensation Table.”
(3)	Under the DCP, these amounts represent earnings on DCP balances from January 1 to December 31, 2024, and are not included in the “Summary Compensation Table.”
More information on the DCP can be found under “Other Compensation Elements and Information” and “Potential Payments Upon Termination or Change in Control.” There were no “above-market” earnings (defined by SEC rule as that portion of interest that exceeds 120% of the applicable federal long-term rate) under the DCP during fiscal year 2024, as the Company used 120% of the applicable federal long-term rate to determine the amount of interest.
Potential Payments Upon Termination or Change in Control
The following table summarizes the value of compensation and benefits payable to each NEO upon termination that would exceed the compensation or benefits generally available to salaried employees. Benefits and payments are calculated using a termination date of December 31, 2024. For equity valuation purposes, the table below uses $34.08, the closing price of the Common Stock on December 31, 2024, which was the last trading day in calendar year 2024. For purposes of presenting amounts payable over a period of time (e.g., salary continuation), the amounts are shown as a single total but not as a present value (i.e., the single sum does not reflect any discount). The amounts Mr. Suchinski and Ms. McPheeters actually received upon their separations from the Company in 2024 are described in “2024 Separation Agreements” below.

Name	Severance(1) ($)	RSUs and RS(2) ($)	PB-TSR, PB-FCF and PB-RG(3) ($)	Cash Award under LTIP(4) ($)	COBRA(5) ($)	Total ($)
Patrick M. Shanahan
Termination without Cause or for Good Reason		10,824,524				10,824,524
Change in Control and Qualifying Termination	2,000,000	10,824,524				12,824,524
Death or Disability		10,824,524				10,824,524
Irene M. Esteves
Termination without Cause or for Good Reason	700,000				943	700,943
Change in Control and Qualifying Termination	700,000	295,235			943	996,178
Death or Disability
Justin Welner
Termination without Cause or for Good Reason	465,000				19,578	484,578
Change in Control and Qualifying Termination	465,000	364,213	506,075	674,250	19,578	2,029,116
Death or Disability		364,213	333,882			698,095
Gregg Brown
Termination without Cause or for Good Reason	400,000				19,578	419,578
Change in Control and Qualifying Termination	400,000	546,166	220,050	400,000	19,578	1,585,794
Death or Disability		546,166	78,024			624,190
Sean Black
Termination without Cause or for Good Reason	425,000				22,381	447,381
Change in Control and Qualifying Termination	425,000	268,823	374,530	531,250	22,381	1,621,984
Death or Disability		268,823	268,837			495,660

(1)
For NEOs other than Mr. Shanahan, represents 12 months of annual base salary pursuant to the Senior Management Severance Plan. For Mr. Shanahan, the “Change in Control and Qualifying Termination” row represents 12 months of annual base salary pursuant to his employment agreement.

(2)
The “Change in Control and Qualifying Termination” and “Death or Disability” rows represent acceleration of unvested RSUs pursuant to the terms of the OIP and individual award agreements. Under the “Termination without Cause” row for Mr. Shanahan, represents acceleration of any unvested RSUs pursuant to his employment agreement (and Mr. Shanahan is also entitled to the same acceleration upon his qualifying retirement). For Ms. Esteves, represents acceleration of her RSUs granted while serving as a non-employee director in accordance with the terms of the OIP and non-employee director RSU award agreement, as well as acceleration in accordance with the terms of the Merger Agreement.

(3)
Under the “Change in Control and Qualifying Termination” row, represents the amount of unvested PB-TSRs, PB-FCFs and PB-RGs (based on the projected payout for each award as of December 31, 2024) multiplied by $34.08. Under the “Death or Disability” row, represents a prorated amount equal to the number of target shares in the unvested PB-TSRs, PB-FCFs, and PB-RGs multiplied by $34.08. Mr. Shanahan and Ms. Esteves do not hold any outstanding performance-based equity awards. Please see Appendix A for an explanation of non-GAAP measures.

(4)
Represents a cash amount equal to the value of the full-year long-term incentive that would have been made to such NEO in the ordinary course of business within the 12-month period following the date of the change in control and qualifying termination based on the participant’s annual base pay in effect on such date. Mr. Shanahan and Ms. Esteves are not eligible for this payment.

(5)
Under the “Termination without Cause” row, represents 12 months’ of monthly COBRA premium to continue the group health and dental coverage pursuant to the Senior Management Severance Plan. Mr. Shanahan does not participate in Spirit’s health or dental coverage. Ms. Esteves does not participate in Spirit’s health coverage, but does participate in Spirit’s dental coverage.

Employment Agreements
Spirit has employment agreements with all of its currently employed NEOs. A brief description of the material terms of Mr. Shanahan, Ms. Esteves, Mr. Brown, and Mr. Suchinski’s employment agreements is below. While

Messrs. Welner, Black and McPheeters have employment agreements with the Company, their roles and compensation have significantly changed since the employment agreements were entered into and all termination benefits expressly provided by the agreements have since expired. Accordingly, the Company does not believe a description of the terms of such agreements is necessary to understand the information disclosed in the “Summary Compensation Table.”
Mr. Shanahan’s Employment Agreement
On September 30, 2023, we entered into an employment agreement with Mr. Shanahan with respect to his position as President and Chief Executive Officer. Pursuant to the employment agreement, Mr. Shanahan receives a base salary of $2,000,000 per year. In addition, Mr. Shanahan received (i) a one-time award of RSUs under the LTIP with an aggregate target grant date fair value equal to 400% of his base salary, (ii) use of temporary housing benefits in Wichita, Kansas provided in accordance with the terms and conditions of the Company’s relocation policy, (iii) use of the Company’s aircraft in accordance with the terms and conditions of the Company’s aircraft policy, and (iv) an automobile allowance provided in accordance with the terms and conditions of the Company’s automobile policy. Mr. Shanahan is not eligible for an ACI award.
Mr. Shanahan’s employment agreement provides for certain severance payments and benefits upon qualifying termination events. Receipt of these benefits is conditioned upon the execution of a release of claims against the Company and satisfaction of certain covenants, including non-solicitation and non-competition covenants. Pursuant to Mr. Shanahan’s employment agreement, the non-solicitation and non-competition covenants apply for one year post-termination if terminated without cause or for good reason and two years post-termination if terminated for any other reason.
Upon a termination for cause, Mr. Shanahan is only entitled to his compensation through the date of termination. For Mr. Shanahan, a “for cause” termination is defined as a termination resulting from the following:
•
commission of a material breach of the employment agreement, acts involving fraud, material and intentional dishonesty, material and intentional unauthorized disclosure of confidential information, a felony or other crime involving moral turpitude, or a material violation of Company policies; direct and deliberate acts constituting a material breach of the duty of loyalty;

•
refusal or material failure, other than by reason of disability, to perform duties and responsibilities, if such refusal or failure is not remedied within 30 days after receipt of written notice thereof from the Board;

•	inability to obtain and maintain the appropriate level of U.S. security clearance.
Upon a termination by the Company without cause, or upon his resignation for good reason, Mr. Shanahan is entitled to be treated as 100% vested in all time-based LTIP awards granted on September 30, 2023.
Upon a termination by the Company without cause or by Mr. Shanahan for good reason within 12 months following a “change in control,” Mr. Shanahan is entitled to one year of his base salary in effect prior to termination, payable in a single lump-sum cash payment.
Pursuant to the terms of Mr. Shanahan’s employment agreement, a termination for “good reason” is defined as a termination resulting from the following, subject to a notice and cure period:
•	a material diminution in Mr. Shanahan’s base salary, other than a general reduction that does not exceed 20% and that affects similarly situated executives in substantially the same proportions;
•	a material diminution in Mr. Shanahan’s title, authority, duties, reporting relationships or responsibilities;
•	a requirement that Mr. Shanahan report to anyone other than the Board; or
•	any other action or inaction with respect to the terms and conditions of Mr. Shanahan’s employment that constitutes a material breach of Mr. Shanahan’s employment agreement.
Pursuant to the terms of Mr. Shanahan’s employment agreement, a “change in control” is defined as:
•	a transaction pursuant to which a person, or more than one person acting as a group, acquires more than 50% of the Common Stock; or

•	a merger or consolidation involving the Company in which the Company is not the surviving entity; or
•	a transaction that is a sale of all or substantially all of the Company’s assets if all or substantially all the proceeds from such transaction are distributed to the stockholders of the Company; or
•
a majority of the members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

Ms. Esteves’ Employment Agreement
On June 5, 2024, we entered into an employment agreement with Ms. Esteves memorializing the terms of her role as Executive Vice President and Chief Financial Officer. Pursuant to the employment agreement, Ms. Esteves receives an annualized base salary of $700,000. Ms. Esteves was also granted a one-time restricted stock unit award under the LTIP with an aggregate target grant date fair value equal to 330% of her base salary, which vested in full on December 5, 2024. In addition, Ms. Esteves’ employment agreement provides that she is eligible to receive a retention bonus payable in a lump sum amount of $250,000 if she remains employed by Spirit through the earlier of April 1, 2025 or a change in control (as defined in her employment agreement). While Ms. Esteves remains employed with Spirit, she is also entitled to receive: (i) use of temporary housing benefits in Wichita, Kansas provided in accordance with the terms and conditions of the Company’s relocation policy, (ii) use of the Company’s aircraft in accordance with the terms and conditions of the Company’s aircraft policy, and (iii) an automobile allowance provided in accordance with the terms and conditions of the Company’s automobile policy. Ms. Esteves is not eligible for an ACI award.
Mr. Brown’s Employment Agreement
On January 30, 2024 we entered into an employment agreement with Mr. Brown with respect to his position as Senior Vice President, Quality. Pursuant to the employment agreement, Mr. Brown receives an annualized base salary of $400,000 and a target annual bonus opportunity of 75% of base salary. Mr. Brown is also eligible to participate in the LTIP and other benefit plans offered to senior executives of the Company. Additionally, Mr. Brown received a one-time sign-on grant of RSUs under the LTIP in the amount of $500,000 that vests annually over a period of three years.
Mr. Suchinski’s Employment Agreement
On January 29, 2020, we entered into an employment agreement with Mr. Suchinski with respect to his position as Senior Vice President and Chief Financial Officer. Pursuant to the employment agreement, Mr. Suchinski received a base salary of $500,000 per year. In addition, Mr. Suchinski was eligible for an ACI equal to 100% of his base salary, and an annual target LTIP award equal to 175% of his base salary. Effective January 26, 2021, after a compensation and performance review, Mr. Suchinski’s base salary increased to $525,000, and his annual target LTIP award increased to 200% of his annual base salary. Effective October 1, 2021, after a compensation and performance review, Mr. Suchinski’s base salary increased to $550,000, and his annual target LTIP award increased to 220% of his annual base salary.
2024 Separation Agreements
Mr. Suchinski
Mr. Suchinski voluntarily resigned from the Company effective June 14, 2024 and did not receive any cash severance or vesting acceleration in connection with his separation with the Company.
Ms. McPheeters
On July 23, 2024, we entered into a Separation Agreement and General Release with Ms. McPheeters to set out the terms of her separation from the Company, effective as of July 23, 2024. In consideration of Ms. McPheeters’ release of claims, future cooperation and compliance with certain obligations, including confidentiality, non-competition, non-solicitation and mutual non-disparagement covenants, Ms. McPheeters received separation payments and benefits comprised of the following: (i) a lump sum payment of $495,000, consisting of an amount equivalent to one year of the Ms. McPheeters’ then-current annual base salary of $475,000 and an additional sum of $20,000 to assist with costs associated with continuation of coverage pursuant to COBRA, or to use as Ms. McPheeters otherwise sees fit; (ii) a lump sum payment of $297,000 in recognition of 8,250 RSUs that Ms. McPheeters forfeited in accordance with their terms; (iii) a lump sum amount of $688,750 representing the cash value of her anticipated 2025 LTIP award she otherwise would have received; and (iv) up to $50,000 in outplacement services costs actually incurred. Ms. McPheeters remains subject to certain restrictive covenants relating to confidentiality and non-competition and non-solicitation for a period of two years following termination of her employment with the Company.
Severance Plan
As described in the “Compensation Discussion and Analysis — Other Compensation Elements and Information — Severance” the NEOs (other than Mr. Shanahan) are eligible to receive the following severance payments and benefits upon a termination without cause or resignation for good reason: (i) cash severance equal to 12 months of the participant’s then current annual base salary, payable in a lump sum and (ii) an additional sum equal to the cost of COBRA medical and dental benefits coverage for a period of 12 months. Receipt of such severance payments and benefits will be subject to the participant’s timely execution and non-revocation of a release of claims in favor of the Company and its affiliates and ongoing compliance with any restrictive covenant obligations.
For purposes of the Severance Plan, a “for cause” termination has the same definition as set forth in the OIP. A termination for “good reason” is defined as a termination resulting from the following, subject to a notice and cure period:
•	a material diminution in the NEO’s base compensation;
•	relocation of such NEO’s principal office to a location that is greater than fifty (50) miles from the location of such NEO’s principal office immediately before such relocation;
•
any other action or inaction with respect to the terms and conditions of the NEO’s service that constitutes a material breach by the Company or an affiliate of any written agreement between such NEO and the Company; and

•	and for Section 16 officers only — a material diminution in the executive’s authority, duties or responsibilities or associated job title.
Long-Term Incentives under the Omnibus Incentive Plan
Pursuant to the provisions of the OIP, the LTIP, and/or the relevant award agreements, our NEOs are entitled to the following payments or benefits upon retirement, death or disability, or qualifying termination in connection with a change in control.
Retirement
Upon a participant’s termination due to “retirement,” the participant will (i) become 100% vested in outstanding Time-Based Restricted Stock Unit and Restricted Stock awards, and (ii) vest in a prorated portion of outstanding Performance-Based Restricted Stock awards (prorated based on the number of days continuously employed during the performance period) based on actual performance measured at the end of the applicable performance period.
Death or Disability
Upon a participant’s termination due to death or disability prior to vesting, the participant will (i) fully vest in his or her outstanding Time-Based Restricted Stock Unit and Restricted Stock awards, and (ii) vest in a prorated portion of his or her outstanding Performance-Based Restricted Stock Unit and Restricted Stock awards (prorated based on the number of days continuously employed during the performance period) based on target performance.
Qualifying Termination in Connection with a Change in Control
Each participant who incurs a “qualifying termination” will become fully vested upon termination of employment. If an award is subject to performance conditions, the portion that vests will, at the discretion of the Compensation Committee, be determined based upon actual performance through the date of the change in control (or, if later, the date of the qualifying termination) or, if the Compensation Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance. In addition, each such participant will also receive a cash award equal to the dollar value of the long-term incentive award that would have been made to the participant in the ordinary course of business within the 12-month period following the date of qualifying termination, based on the participant’s annual base pay in effect on the date of qualifying termination.
Definitions:
“Qualifying Termination” means the participant’s termination, either in anticipation of the change in control or during the period beginning 30 days before the date of the change in control and ending two years after the closing of the change in control, (i) by the Company without cause, or (ii) by the participant for good reason.
“Cause” means that the Company has “cause” to terminate the employee, as defined in any applicable employment or consulting agreement, or any of the following has occurred:
•	gross negligence or willful misconduct in the exercise of responsibilities;
•	breach of fiduciary duty;
•	material breach of any provision of an employment contract or consulting agreement;
•	the commission of a felony crime or crime involving moral turpitude;
•	theft, fraud, misappropriation, or embezzlement (or reasonable suspicion of the same);
•	willful violation of any federal, state, or local law (except traffic violations and other similar matters not involving moral turpitude); or
•	refusal to obey any resolution or direction of the participant’s supervisor or the Board.
“Good reason” means a voluntary termination within 90 days after the participant is assigned to a diminished position (provided certain conditions are met). “Diminished position” means a position that reflects any of the following changes or actions, unless the participant has consented to the change or action in writing:
•	a material diminution in the participant’s base compensation, authority, duties, responsibilities, or associated job title;
•	relocation of the participant’s principal office to a location that is greater than 50 miles from the location of the participant’s principal office immediately before such relocation; or
•
any action or inaction with respect to the terms and conditions of the participant’s service that constitutes a material breach by the Company of any written agreement between the participant and the Company.

“Retirement” is defined as:
•
Termination on or after the date when the grantee has attained age 62 and the Grantee has been continuously employed for at least three years by the Company, other than a termination by the Company for cause or termination by the Company at the time cause exists.

A “change in control” is:
(1)	a transaction pursuant to which a person, or more than one person acting as a group, acquires more than 50% of the Common Stock; or
(2)	a merger or consolidation involving the Company in which the Company is not the surviving entity; or
(3)	a transaction that is a sale of all or substantially all of the Company’s assets if all or substantially all the proceeds from such transaction are distributed to the stockholders of the Company.
Short-Term Incentives under the Omnibus Incentive Plan
Pursuant to the provisions of the STIP under the OIP, Messrs. Black, Brown and Welner are entitled to the following payments or benefits upon retirement.

•
Under the STIP, upon a participant’s termination due to “qualifying retirement” that occurs 90 days or more after the beginning of the plan year, the participant will be entitled to a STIP benefit for the plan year in which the qualifying retirement occurs determined as follows: (i) the performance metrics established for that plan year will be measured as of the last day of the plan year at the same time and in the same manner as measured for all other participants in the STIP; and (ii) if any STIP benefits are otherwise payable for that plan year, the affected participant will receive a prorated award determined by multiplying the full-year award (if any) that would be payable if the participant had remained employed for the entire plan year by a fraction, the numerator of which is the number of whole or partial months in the plan year through the date of the qualifying retirement and the denominator of which is 12. Payment of such STIP benefit will be made at the same time as payment is made to other participants for that plan year.

•
In addition, if the participant entered into a separate agreement with the Company providing that an earned STIP award may be paid in shares of the Company’s common stock instead of cash, then upon a qualifying retirement, the participant will be automatically fully (100%) vested with respect to any shares of Company common stock previously transferred to the participant in payment of a STIP award (but not previously forfeited) so that, immediately prior to the qualifying retirement, such shares of common stock will no longer be subject to any lapse restriction or risk of forfeiture.

For purposes of the STIP, a “qualifying retirement” is a termination that is a voluntarily termination of employment with the Company or an affiliate (but not a death, discharge, or other involuntary termination of employment) on or after attaining age 55 with at least 10 years of service or, alternatively, on or after attaining age 60 with at least 5 years of service.
Pursuant to the provisions of the STIP under the OIP, Messrs. Black, Brown and Welner are entitled to the following payments or benefits upon a qualifying termination in connection with a change in control:
•
Under the STIP, each participant who incurs a “qualifying termination” will be entitled to a full-year STIP award for that plan year with performance metrics deemed achieved at target, which award will be paid 100% in cash.

•
In addition, if the participant entered into a separate agreement with the Company providing that an earned STIP award may be paid in shares of the Company’s common stock instead of cash, then upon a qualifying termination, the participant will be automatically fully (100%) vested with respect to any shares of Company common stock previously transferred to the participant in payment of a STIP award (but not previously forfeited) so that, immediately prior to the qualifying termination, such shares of common stock will no longer be subject to any lapse restriction or risk of forfeiture.

Perquisite Plan
Upon the occurrence of a change in control of the Company, a participant who incurs a qualifying termination (as defined under the OIP above) either in anticipation of the change in control or during the period beginning 30 days before the change in control and ending two years after the closing of the change in control, is entitled to receive a cash award equal to any remaining unused portion of their perquisite allowance for the year in which the change in control occurs.
Deferred Compensation Plan
Individuals participating in the DCP are entitled to receive payment of amounts credited to their deferred compensation accounts under the DCP upon a separation from service or a specified date (subject to the expiry of any applicable waiting period). However, in the event of a termination for cause, as defined under the OIP, no amounts credited to the employer-match account or employer discretionary contribution amount shall be payable to the participant. Payment to a participant of any employer-matching or discretionary contributions made under the DCP is subject to compliance by the participant with non-competition, non-solicitation, and confidentiality requirements during the term of the participant’s employment and for so long as the participant receives payments under the DCP. The descriptions of the amounts payable by the Company that are included in the section entitled “Nonqualified Deferred Compensation” are incorporated by reference herein. DCP amounts are excluded from the table above titled “Potential Payments Upon Termination or Change in Control” because, while certain DCP benefits may become payable upon a separation from service, no DCP benefits are enhanced or accelerated as a result of a termination of employment or change in control.

2024 CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of annual total compensation of our median employee and the annual total compensation of our President and CEO, Mr. Shanahan. For 2024, our last completed fiscal year, our ratio as calculated pursuant to Item 402(u) was as follows:
•	The 2024 annual total compensation of the Company’s CEO was $11,457,523.
•	The 2024 annual total compensation of the median employee (excluding the CEO) was $65,721.
•	Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was reasonably estimated to be 174:1.
The Company believes that the ratio of pay included above is a reasonable estimate calculated in a manner consistent with applicable SEC rules and guidance.
Determining the CEO’s Compensation
The annual total compensation of our CEO was $11,457,523. This amount equals the CEO’s compensation as reported in the “Summary Compensation Table” including the elements of other compensation included in the “All Other Compensation” column of the “Summary Compensation Table,” consistent with the applicable SEC rules and guidance.
Determining the Median Employee
To identify the median employee for 2024, we reviewed pay to all of our employees as of December 31, 2024 (the “Pay Ratio Employee Population”). As a result of such review, we identified the 50 middlemost employees of the Pay Ratio Employee Population. Subsequently, we reviewed the pay of each of those 50 employees as of December 31, 2024, as reflected in the Company’s payroll records. Comparing the pay of each of the 50 employees, we identified the eight middlemost employees. For 2024, we studied each of the eight employees’ pay for the year of performance to determine the median and eliminated seven employees from the group. The remaining employee from that analysis is our median employee for 2024.
The Pay Ratio Employee Population included all U.S. and non-U.S. individuals employed by the Company on a full-time, part-time, seasonal, or temporary basis as of December 31, 2024. Further, the Pay Ratio Employee Population excluded independent contractors and leased workers who provide services to the Company but are employed, and whose compensation is determined, by an unaffiliated third party.
In calculating pay for the Pay Ratio Employee Population and the group of eight employees, we did not make any assumptions, adjustments (including cost of living adjustments), or estimates with respect to compensation, and we did not annualize compensation for any full-time employees who were not employed by us for all of 2024 through December 31, 2024. As required by SEC rules, after identifying our median employee, we calculated annual total compensation for our median employee for 2024 using the same methodology that we used to determine our NEOs’ annual total compensation for the “Summary Compensation Table.”
Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay versus Performance
The Company believes in the importance of maintaining a strong link between executive pay and company performance. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. For a complete description regarding the Company’s compensation program, please see “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for CEO − Gentile(1) ($)	Compensation Actually Paid to CEO − Gentile(2) ($)	Summary Compensation Table Total for CEO − Shanahan(1) ($)	Compensation Actually Paid to CEO − Shanahan(2) ($)	Average Summary Compensation Table Total for non-CEO NEOs(3) ($)	Average Compensation Actually Paid to non-CEO NEOs(3)(4) ($)	Value of Initial Fixed $100 Investment Based On		Net Income/ (Loss) ($) (in millions)	Relative TSR (Percentile Rank)(6)
							TSR ($)	Peer Group TSR ($)(5)
2024	N/A	N/A	11,457,523	12,308,511	2,592,832	1,783,918	46.93	136.24	(2,139.0)	45th
2023	11,807,067	(296,375)	8,919,114	16,736,531	2,119,556	1,561,915	43.76	119.09	(633.0)	19th
2022(6)	11,728,900	3,412,855	N/A	N/A	2,528,563	970,473	40.76	111.54	(545.7)	10th
2021(6)	10,849,938	9,924,685	N/A	N/A	2,231,105	2,043,078	59.28	95.03	(540.8)	23rd
2020(6)	10,454,350	2,195,855	N/A	N/A	2,218,950	713,360	53.73	83.94	(870.3)	0

(1)
Represents total compensation for Messrs. Gentile and Shanahan as reported in the “Summary Compensation Table.” Mr. Shanahan became our President and CEO on September 30, 2023 and accordingly no calculations are provided for him for 2020 to 2022.

(2)
The following supplemental table presents a reconciliation of Mr. Shanahan’s “Summary Compensation Table” total to the compensation actually paid for 2024, as defined and computed in accordance with Item 402(v) of Regulation S-K. However, not all of such amounts were actually earned or received by Mr. Shanahan during 2024. As Mr. Shanahan does not participate in any defined benefit plans, no adjustments were required to amounts reported in the “Summary Compensation Table” totals related to the value of benefits under such plans.

CEO Reconciliation for 2024

				Equity Award Adjustments
CEO	Summary Compensation Table Total ($)	Value of Equity Awards Reported in Summary Compensation Table ($)	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested at Year End ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value of Equity Awards Granted in Year that Vested in the Year ($)	Fair Value of Equity Awards Granted in Prior Years that Forfeited in the Year ($)	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected ($)	Total Compensation Actually Paid ($)
Patrick Shanahan	11,457,523	(8,959,475)	—	730,528	101,380	8,978,555	—	—	12,308,511

(3)
Includes the average total compensation for Messrs. Welner, Gregg Brown, Black and Suchinski and Mses. Esteves and McPheeters in 2024; Messrs. Suchinski, William Brown, Young, McLarty, and Hawkins and Ms. Marnick in 2023; Messrs. Suchinski, Hawkins, and Matthies and Ms. Marnick in 2022 and 2021; and Messrs. Suchinski, Hawkins, and William Brown, Jose I. Garcia, John A. Pilla, and Ms. Marnick in 2020. Total compensation for non-CEO NEOs are as reported in the “Summary Compensation Table.”

(4)
The following supplemental table presents a reconciliation of the average non-CEO NEO “Summary Compensation Table” total to the compensation actually paid for 2024, as defined and computed in accordance with Item 402(v) of Regulation S-K. However, not all of such amounts were actually earned or received by the non-CEO NEOs during 2024. As none of the non-CEO NEOs participate in any defined benefit plans, no adjustments were required to amounts reported in the “Summary Compensation Table” totals related to the value of benefits under such plans.

Non-CEO NEO Reconciliation for 2024

			Equity Award Adjustments
Year	Average Summary Compensation Table Total ($)	Average Value of Equity Awards Reported in Summary Compensation Table ($)	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End ($)	Average Change in Fair Value Equity Awards Granted in Prior Years that are Unvested at Year End ($)	Average Fair Value of Equity Awards Granted in the Year that Vested in the Year ($)	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value of Equity Awards Granted in Prior Years that Forfeited in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected ($)	Average Total Compensation Actually Paid ($)
2024	2,592,832	(1,236,365)	359,652	(32,970)	484,659	(11,502)	(372,388)	—	1,783,918

(5)	The peer group used for this purpose is the S&P 500 Aerospace & Defense Index.
(6)	The Company Selected Measure represents the percentile rank of the Company’s TSR relative to peer group companies. See “Compensation Discussion and Analysis – Peer Benchmarking.”.
Description of Relationships Between Compensation and Performance
The Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) with Company performance for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.
The graph below illustrates trends in “compensation actually paid,” Company TSR performance, and TSR performance of the S&P 500 Aerospace & Defense Index (the “A&D Index”) over the five most recent fiscal years.
Compensation Actually Paid vs. TSR

Additionally, the graphs below compare the trend in “compensation actually paid” over five years to Company Net Income/(Loss) and Relative TSR.

Compensation Actually Paid vs. Net Income (Loss)

Compensation Actually Paid vs. Relative TSR

As also required by Item 402(v) of Regulation S-K, below is a list of the performance measures that were considered the most important by the Compensation Committee in determining executive compensation for the 2024 performance year and in linking executive compensation actually paid to Company performance. Our executive compensation program and compensation decisions reflect the guiding principles of being linked to long-term performance and aligned with stockholder interests. The metrics used within our incentive plans are selected to support these objectives. See “Compensation Discussion and Analysis” for a discussion of these metrics and on their use in our incentive compensation programs for 2024 and Appendix A for an explanation of non-GAAP measures.
•	Relative TSR
•	Indirect Incurred Cost
•	Year End Inventory

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Ernst & Young LLP (“E&Y”) conducted the audit of the Company’s accounts for fiscal year 2024. The Audit Committee has selected E&Y as the Company’s independent registered public accounting firm for fiscal year 2025, and the Board is asking the Company’s stockholders to ratify that selection. The Company expects that representatives of E&Y will be virtually present at the Annual Meeting and they may make a statement if they desire to do so. Further, the Company expects that such representatives will be available to respond to appropriate questions.

The Board recommends you vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2025.

Voting Standard
The affirmative vote of a majority of votes cast, in person or by proxy, will constitute the stockholders’ non-binding approval with respect to Proposal 3. A stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to Proposal 3. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on this Proposal 3.

Proposal 3 is considered a routine matter under NYSE rules. As a result, brokers who do not receive voting instructions generally may vote on Proposal 3 in their discretion. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.
If a majority of votes cast on this matter are not cast in favor of the selection of E&Y, the Audit Committee will reconsider the selection of such firm as the Company’s independent registered public accounting firm. Even if the Company’s stockholders do ratify the appointment of E&Y, the Audit Committee may, in its discretion, direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Pre-Approval Policy
The Audit Committee has adopted a policy governing the pre-approval of all audit and permissible non-audit services provided by the independent auditors. Under this policy, the Audit Committee has delegated approval authority to the Chair of the Audit Committee, provided the Chair reports all pre-approval decisions in writing to the Audit Committee, and the decisions are discussed at the Audit Committee’s next scheduled meeting. For the fiscal years ended December 31, 2024, and December 31, 2023, all of the Company’s audit and permissible non-audit services provided by E&Y were pre-approved by the Audit Committee.
Audit and Other Fees
The fees incurred by the Company, including its majority-owned subsidiaries, for services provided by E&Y in 2024 and 2023 are set forth below. The Audit Committee concluded that the provision of the non-audit services listed below was compatible with E&Y’s independence.

	December 31,
(Dollars in thousands)	2024 ($)	2023 ($)
Audit Fees(1)	5,187.8	5,431.9
Audit-Related Fees(2)	78.0	70.0
Tax Fees(3)	—	0.4
All Other Fees	—	—
TOTAL	5,265.8	5,502.3

(1)
Represents fees and expenses for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements, statutory audits, and advice on accounting matters directly related to the audit.

(2)	Represents fees related to non-financial assurance and due diligence.
(3)	Represents fees and expenses for tax consultations and advice related to compliance with tax laws and tax-planning strategies.

Audit Committee Report
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.
The Audit Committee currently consists of three non-employee directors. Each of the Audit Committee members satisfies the NYSE’s requirements with respect to independence and financial literacy. Ms. Wright qualifies as an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in its charter, which is available at http://investor.spiritaero.com/corporate-governance/govdocs/default.aspx. The Audit Committee’s responsibilities include the appointment, compensation, and oversight of the independent registered public accounting firm. The Audit Committee met nine times in 2024.
The Company’s management is responsible for preparing and presenting the Company’s consolidated financial statements, and developing and maintaining the Company’s system of internal controls over financial reporting. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of this system. E&Y, the Company’s independent registered public accounting firm for 2024, is responsible for auditing the Company’s consolidated financial statements and issuing an opinion as to whether the financial statements fairly present the Company’s financial position in conformity with U.S. generally accepted accounting principles. E&Y is also responsible for auditing the Company’s internal control over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee has:
•
Reviewed and discussed with management and E&Y the Company’s audited financial statements as of and for the year ended December 31, 2024, as well as the representations of management regarding the Company’s internal controls over financial reporting;

•	Reviewed and discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
Received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with E&Y its independence from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC, and the Board approved the Audit Committee’s recommendation. The Audit Committee selected E&Y as the Company’s independent registered public accounting firm for fiscal year 2025.
Audit Committee
Laura H. Wright, Chair
Stephen A. Cambone
William A. Fitzgerald

PROPOSAL 4 — STOCKHOLDER PROPOSAL: TRANSPARENCY IN POLITICAL SPENDING
The Company has received a stockholder proposal titled “Transparency in Political Spending” from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, beneficial owner of 250 shares of Common Stock. After careful consideration, the Board recommends that stockholders vote “AGAINST” this proposal. The proposal and supporting statement are presented below as received. The Company is not responsible for their content.
Stockholder Proposal:
Proposal 4 - Transparency in Political Spending

Resolved, shareholders request that Spirit AeroSystems provide a report, updated semiannually, disclosing the Company’s:
1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.	The identity of the recipient as well as the amount paid to each; and
b.	The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the Board or relevant Board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
Long-term shareholders support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations - groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity - and the risks that come with it - into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions - and other forms of activity - are at odds with core company values.”
This proposal asks Spirit AeroSystems to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes - and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including ServiceNow Inc., Verisign Inc., and Western Digital Corp., which present this information on their websites.

Without knowing the recipients of our company’s political dollars Spirit AeroSystems directors and shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Improved political spending disclosure will protect the reputation of Spirit AeroSystems and preserve shareholder value.
The Board of Directors’ Statement in Opposition
The Company’s Political Activities and Lobbying Policy prohibits the “use of corporate funds to make contributions to candidates for election to a federal office.” Consistent with this prohibition, since 2019, Spirit has not used any Company funds for political contributions. As a result, the Board believes that the report required by this proposal is unnecessary and recommends that you vote “AGAINST” this proposal.

✘	The Board recommends you vote “AGAINST” the foregoing stockholder proposal.

Voting Standard
The affirmative vote of a majority of votes cast, in person or by proxy, will constitute the stockholders’ approval with respect to Proposal 4. A stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to Proposal 4. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on this Proposal 4.

Proposal 4 is considered a non-routine matter under NYSE rules. Under the NYSE rules, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that, if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

GENERAL INFORMATION
Questions and Answers About the Annual Meeting and Voting
Why am I being asked to vote?
The Company’s Board is asking you to vote with respect to proposals being presented at the Company’s Annual Meeting. This Proxy Statement includes information that is relevant to the proposals to be voted on at the Annual Meeting and is otherwise required by SEC rules. The Annual Meeting will take place virtually on May 23, 2025, at 10:00 a.m. Central Time. See “How can I vote my shares before the Annual Meeting?” and “How can I vote my shares during the Annual Meeting?” below for information on how you can vote your shares.
What is included in these materials?
These materials include
•	the Proxy Statement for the 2025 Annual Meeting of Stockholders; and
•	the Company’s 2024 Annual Report.
Who can vote at the Annual Meeting?
You are entitled to vote if our records show that you were a stockholder of record as of the Record Date, April 8, 2025. On the Record Date, there were 117,318,648 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote. Holders of Common Stock do not have the right to cumulative voting in the election of directors. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible by appointment for ten days prior to the meeting by contacting our Corporate Secretary at CorporateSecretary@spiritaero.com.
How is the Annual Meeting being held?
The Annual Meeting will be conducted virtually via live audio webcast.
•	We Encourage Questions. Stockholders may submit questions before the meeting and during the meeting by following the instructions under “How can I submit questions for the Annual Meeting?”
•
We Believe in Transparency. Although the live audio webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to our Investor Relations website at https://investor.spiritaero.com/news-presentations/Presentations/default.aspx.

•
We Proactively Take Steps to Facilitate Your Participation. During the Annual Meeting, technicians will be available to assist you with technical difficulties. Anyone who has technical difficulties accessing or using www.virtualshareholdermeeting.com/SPR2025 during the Annual Meeting should call the technical support number on the website. The virtual meeting site is supported on browsers (e.g., Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong Wi-Fi or other internet connection.

How do I view this Proxy Statement online?
Go to www.proxyvote.com and follow the instructions to view the materials.
How can I vote my shares before the Annual Meeting?

INTERNET	Visit www.proxyvote.com prior to the Annual Meeting
MOBILE DEVICE	Use your tablet or smartphone to scan the QR code
PHONE	Call 1-800-690-6903
MAIL	Sign, date, and return your proxy card

If you hold your shares of Common Stock through an account with a bank, broker or other nominee, you should receive a voting instruction form from your bank, broker or other nominee seeking instruction from you as to how your shares should be voted.
You are encouraged to read all the proxy materials before voting your shares as they contain important information for making an informed voting decision.
How can I vote my shares during the Annual Meeting?
For information on how to attend the virtual Annual Meeting, see, “How can I attend the Annual Meeting?”
If you are a stockholder of record as of the Record Date, you may vote your shares electronically during the Annual Meeting by following the instructions on www.virtualshareholdermeeting.com/SPR2025. If you are the beneficial owner of your shares, you may also vote electronically during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/SPR2025. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy ahead of the Annual Meeting, as described under “How can I vote my shares before the Annual Meeting?” so that your vote will be counted if you later decide not to participate in the Annual Meeting.
How can I attend the Annual Meeting?
You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on April 8, 2025. If you are not a stockholder, you may still view the meeting after the recording has been posted on our Investor Relations website.
If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting.
Stockholders may attend the Annual Meeting at www.virtualshareholdermeeting.com/SPR2025 by entering a 16-digit control number. If you hold your shares of Common Stock as a stockholder of record, your 16-digit control number will be printed on your proxy card. If instead you hold your shares of Common Stock through an account with a bank, broker or other nominee, your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Annual Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Annual Meeting. We encourage you to access the meeting beginning at 9:45 a.m. Central Time on May 23, 2025. We will have technicians ready to assist if you have difficulties accessing the virtual meeting during check-in or during the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call the number indicated on www.virtualshareholdermeeting.com/SPR2025.
For information on how to vote shares during the Annual Meeting, see “How can I vote my shares during the Annual Meeting?”
How can I submit questions for the Annual Meeting?
Stockholders may submit questions before the Annual Meeting at www.proxyvote.com. In addition, stockholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/SPR2025. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Questions will be answered as time permits.
How many shares must be present to hold the meeting?
A quorum is necessary for us to hold the Annual Meeting. A quorum is the presence, in person or by proxy, of stockholders entitled to cast a majority of the votes that all stockholders are entitled to vote. Your shares will be counted as being present for purposes of determining a quorum if you attend the Annual Meeting and vote in person virtually or properly return proxy instructions. Abstentions (where you abstain from voting) will be counted for purposes of establishing a quorum. Further, the Company will also count broker non-votes for the purpose of determining the presence or absence of a quorum. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not have authority to exercise discretion to vote those shares on a particular matter.
What vote is required to approve each item?
For Proposal 1 - the Election of Directors - a director nominee will be elected if the votes “FOR” that nominee exceed the votes “AGAINST” that nominee. Abstentions and broker non-votes will have no effect on the vote of this proposal.
Proposals 2 through 4 require the affirmative vote of a majority of votes cast, in person or by proxy. Abstentions and broker non-votes will have no effect on the vote of these proposals.
What is the difference between a stockholder of record and a beneficial owner? How do I vote my shares as a stockholder of record or beneficial owner?
Stockholder of Record: You are a stockholder of record if your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc. As a stockholder of record, you can vote your shares as provided under “How can I vote my shares before the Annual Meeting?” and “How can I vote my shares during the Annual Meeting?”
Beneficial Owner of Shares Held in Street Name: If you own your shares in an account at a bank, brokerage firm, broker-dealer, or other nominee, then you are the beneficial owner of shares held in “street name.” The firm holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record as to how to vote your shares. If you hold your stock as a beneficial owner, you may vote as provided under “How can I vote my shares before the Annual Meeting?” and “How can I vote my shares during the Annual Meeting?” If you do not submit voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will not be permitted to vote your shares in their discretion on Proposals 1, 2 or 4, but may still be permitted to vote your shares in their discretion on Proposal 3.
Why did I receive more than one proxy card or voting instruction form?
If you received more than one proxy card or voting instruction form, you own shares in more than one account. To ensure that all of your shares are voted, please vote all proxy cards and voting instruction forms that you receive as set forth under “How can I vote my shares before the Annual Meeting?” or “How can I vote my shares during the Annual Meeting?”
If I vote by proxy, what voting options do I have?
The Board-designated proxies are Robert D. Johnson and Justin Welner. With respect to Proposals 1-4, you may instruct the proxies to vote “FOR” or “AGAINST” each proposal, or you may instruct the proxies to “ABSTAIN” from voting. The shares will be voted in accordance with the instructions specified on the proxy card or voting instruction form. If no instructions are provided, your shares will be voted as recommended by the Board: “FOR” each director nominee, “FOR” the advisory vote to approve NEO compensation, “FOR” ratification of the appointment of the independent registered public accounting firm, and “AGAINST” the stockholder proposal titled “Transparency in Political Spending.”
Can I change my vote?
Before the Annual Meeting, you have the power to revoke your proxy and change your vote. If you hold your shares in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your proxy. If you are a holder of record and wish to revoke your proxy, you can do so by submitting a later-dated vote online during the Annual Meeting, via the Internet, by telephone, by mail, or by delivering written instructions to our Corporate Secretary before the Annual Meeting commences at Spirit AeroSystems Holdings, Inc., 3801 S. Oliver St., Wichita, KS 67210-2112.
Who counts the votes?
Votes will be received and tabulated by Broadridge, the Company’s inspector of election for the Annual Meeting.

What will happen if additional proposals are presented at the Annual Meeting?
Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, Robert D. Johnson and Justin Welner will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.
How can I contact the Company’s non-management directors?
Stockholders and other interested persons may communicate with the Board, the Chair of the Board, and individual members of the Board and its committees (i) by email to CorporateSecretary@spiritaero.com; (ii) by mail to Corporate Secretary, Spirit AeroSystems Holdings, Inc., 3801 S. Oliver St., Wichita, KS 67210-2112; or (iii) virtually at the Annual Meeting via www.virtualshareholdermeeting.com/SPR2025.
The Corporate Secretary will forward communications received to the appropriate party. Communications clearly not appropriate for consideration by members of the Board or committees, including unsolicited advertisements, inquiries concerning the Company’s products and services, and harassing communications, are not forwarded to members of the Board or committees.
What is householding?
SEC rules permit us to deliver a single copy of proxy materials to stockholders residing at the same address unless the stockholders have notified us to deliver multiple copies. This allows us to eliminate multiple unnecessary mailings. If this situation applies to you and you want to receive more than one set of proxy materials, the Company will promptly deliver, upon oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which only a single copy of such documents was delivered. Please let us know of any request for a separate copy by following the applicable instructions below:
•
Registered stockholders who wish to receive a separate set of proxy materials in the future should contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095, or writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

•	Beneficial owners of Common Stock who wish to receive a separate set of proxy materials in the future should contact their broker, bank, or other holder of record.
Who is paying for this proxy solicitation?
The Company is soliciting the proxies accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of Spirit, none of whom will receive any additional compensation for their services. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of solicitation of proxies will be paid by the Company.
What happens if an incumbent director nominee is not elected at the Annual Meeting?
If an incumbent director nominee is not elected and no one is elected in his or her place, then, under Delaware General Corporation Law, the director would continue to serve as a “hold-over director.” Under our bylaws, the director is required to tender a resignation to the Board. Upon receipt of the resignation, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, which may include:
•	the qualifications of the director whose resignation has been tendered;
•	the director’s past and expected future contributions to the Company;
•	the overall composition of the Board and its committees;
•	whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including NYSE rules and federal securities laws); and
•	the percentage of outstanding shares represented by the votes cast at the Annual Meeting.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the Annual Meeting, and will promptly disclose its decision and rationale as to whether to accept or reject the resignation in a press release, in a filing with the SEC, or by other public announcement, which may include a posting on the Company’s website.
If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Company’s bylaws.
Where can I find the voting results after the Annual Meeting?
Prior to the conclusion of the Annual Meeting, we will announce preliminary voting results at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Deadlines for Stockholder Proposals and Director Nominations
If the Merger is completed prior to the time our annual meeting of stockholders would normally take place in 2026, we will not hold an annual meeting of stockholders in 2026 (the “2026 Annual Meeting of Stockholders”). If, however, the Merger has not been completed by that time, we would expect to hold the 2026 Annual Meeting of Stockholders.
Stockholder proposals intended to be included in the Company’s proxy statement for presentation at the Company’s 2026 Annual Meeting of Stockholders must be properly and timely submitted and received by the Company at its offices no later than December 24, 2025 (120 days preceding the one-year anniversary of the mailing date for the immediately preceding annual meeting), and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders.
In addition, pursuant to the Company’s bylaws, a stockholder desiring to propose any matter for consideration at the 2026 Annual Meeting of Stockholders, other than through inclusion in the Company’s proxy materials, must notify the Company’s Corporate Secretary at the Company’s offices on or before January 23, 2026 (120 days prior to the one-year anniversary of the immediately preceding annual meeting).
Pursuant to our bylaws, a stockholder may nominate an individual for election as a director at the 2026 Annual Meeting of Stockholders by providing notice to the Company’s Corporate Secretary at the address set forth below by January 23, 2026 (120 days preceding the one-year anniversary of the immediately preceding annual meeting) (the “Nominee Deadline”). Further, pursuant to the Company’s proxy access right, a stockholder may elect to have their nominee included in the Company’s proxy statement if the stockholder provides notice to the Company’s Corporate Secretary at the address set forth below by the Nominee Deadline and expressly elects to have such nominee included in the Company’s proxy materials pursuant to Section 1.13 of the Company’s bylaws. Any notice of a nomination must be made in compliance with the procedures required by the Company’s bylaws.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our bylaws.
Stockholder recommendations and nominations for candidates to the Board as described above should be sent to the Company’s Corporate Secretary at 3801 S. Oliver St., Wichita, KS 67210-2112.

Annual Report
The Company’s 2024 Annual Report on Form 10-K is available at https://www.spiritaero.com or on the SEC’s website at https://www.sec.gov. The Company will provide to any stockholder, without charge, a paper copy of the 2024 Annual Report on Form 10-K upon written request to Spirit AeroSystems Holdings, Inc., Corporate Secretary, 3801 S. Oliver St., Wichita, KS 67210-2112.
Sincerely,

David Myers
Vice President,
General Counsel and Corporate Secretary
April 23, 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement includes “forward-looking statements” that involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goal,” “forecast,” “intend,” “may,” “might,” “model,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These statements are based on circumstances as of the date on which the statements are made and they reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements.
Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:
•
our ability to continue as a going concern and satisfy our liquidity needs, the success of our liquidity enhancement plans, operational and efficiency initiatives, our ability to access the capital and credit markets (including as a result of any contractual limitations, including under the Merger Agreement, the outcomes of discussions related to the timing or amounts of repayment for certain customer advances, and the costs and terms of any additional financing;

•
the continued fragility of the global aerospace supply chain including our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components, including increases in energy, freight, and other raw material costs as a result of inflation or continued global inflationary pressures;

•
our ability and our suppliers’ ability and willingness to meet stringent delivery (including quality and timeliness) standards and accommodate changes in the build rates or model mix of aircraft under existing contractual commitments, including the ability or willingness to staff appropriately or expend capital for current production volumes and anticipated production volume increases;

•	our ability to maintain continuing, uninterrupted production at our manufacturing facilities and our suppliers’ facilities;
•	our ability, and our suppliers’ ability, to attract and retain the skilled work force necessary for production and development in an extremely competitive market;
•
the effect of economic conditions, including increases in interest rates and inflation, on the demand for our and our customers’ products and services, on the industries and markets in which we operate in the U.S. and globally, and on the global aerospace supply chain;

•
the general effect of geopolitical conditions, including Russia’s invasion of Ukraine and the resultant sanctions being imposed in response to the conflict, including any trade and transport restrictions;

•
the conflict in the Middle East could impact certain suppliers’ ability to continue production or make timely deliveries of supplies required to produce and timely deliver our products, and may result in sanctions being imposed in response to the conflict, including trade and transport restrictions;

•
our relationships with the unions representing many of our employees, including our ability to successfully negotiate new agreements, and avoid labor disputes and work stoppages with respect to our union-represented employees;

•
the impact of significant health events, such as pandemics, contagions or other public health emergencies (including the COVID-19 pandemic) or fear of such events, on the demand for our and our customers’ products and services, and on the industries and markets in which we operate in the U.S. and globally;

•
the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft;

•	our reliance on Boeing and Airbus SE and its affiliates for a significant portion of our revenues;

•	the business condition and liquidity of our customers and their ability to satisfy their contractual obligations to the Company;
•
the certainty of our backlog, including the ability of customers to cancel or delay orders prior to shipment on short notice, and the potential impact of regulatory approvals of existing and derivative models;

•	our ability to accurately estimate and manage performance, cost, margins, and revenue under our contracts, and the potential for additional forward losses on new and maturing programs;
•	our accounting estimates for revenue and costs for our contracts and potential changes to those estimates;
•
our ability to continue to grow and diversify our business, execute our growth strategy, and secure replacement programs, including our ability to enter into profitable supply arrangements with additional customers;

•	the outcome of product warranty or defective product claims and the impact settlement of such claims may have on our accounting assumptions;
•	competitive conditions in the markets in which we operate, including in-sourcing by commercial aerospace original equipment manufacturers;
•	our ability to successfully negotiate, or re-negotiate, future pricing under our supply agreements with Boeing, Airbus SE and its affiliates and other customers;
•	the possibility that our cash flows may not be adequate for our additional capital needs;
•	any reduction in our credit ratings;
•	our ability to avoid or recover from cyber or other security attacks and other operations disruptions;
•
legislative or regulatory actions, both domestic and foreign, impacting our operations, including the effect of changes in tax laws and rates and our ability to accurately calculate and estimate the effect of such changes;

•	spending by the U.S. and other governments on defense;
•	pension plan assumptions and future contributions;
•	the effectiveness of our internal control over financial reporting;
•	the outcome or impact of ongoing or future litigation, arbitration, claims, and regulatory actions or investigations, including our exposure to potential product liability and warranty claims;
•	adequacy of our insurance coverage;
•	our ability to continue selling certain receivables through our receivables financing programs;
•
our ability to effectively integrate recent acquisitions, along with other acquisitions we pursue, and generate synergies and other cost savings therefrom, while avoiding unexpected costs, charges, expenses, and adverse changes to business relationships and business disruptions;

•
the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies;

•	the impact of trade disputes and changes to trade policies, including the imposition by the U.S. and other countries of new or increased tariffs, retaliatory tariffs or other trade restrictions; and
•
risks and uncertainties relating to the proposed acquisition of Spirit by Boeing pursuant to the Merger Agreement and the transactions contemplated by our term sheet with Airbus SE (the “Airbus Business Disposition” and, together with the Merger, the “Transactions”), including, among others, the possibility that we are unable to negotiate and enter into definitive agreements with Airbus SE and its affiliates with respect to the Airbus Business Disposition; the possible inability of the parties to a Transaction to obtain the required regulatory approvals for such Transaction and to satisfy the other conditions to the closing of such Transaction on a timely basis or at all; the possible occurrence of events that may give rise to a right of one or more of the parties to the Merger Agreement to terminate the Merger Agreement; the risk that we are unable to consummate the Transactions on a timely basis or at all for any reason, including, without limitation, failure to obtain the required regulatory approvals, or failure to satisfy other conditions to the closing of either of the Transactions; the potential for the pendency of the Transactions or any failure to consummate the Transactions to adversely affect the market price of Spirit common stock or our financial performance or business relationships; risks relating to the value of Boeing common stock to be issued in the Merger; the possibility that the anticipated benefits of the Transactions cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of our operations with those of Boeing will be greater than expected; risks relating to significant transaction costs; the intended or actual tax treatment of the Transactions; litigation or other legal or regulatory action relating to the Transactions or otherwise relating to us or other parties to the Transactions instituted against us or such other parties or Spirit’s or such other parties’ respective directors and officers and the effect of the outcome of any such litigation or other legal or regulatory action; risks associated with contracts containing provisions that may be triggered by the Transactions; potential difficulties in retaining and hiring key personnel or arising in connection with labor disputes during the pendency of or following the Transactions; the risk of other Transaction-related disruptions to our business, including business plans and operations; the potential for the Transactions to divert the time and attention of management from ongoing business operations; the potential for contractual restrictions under the agreements relating to the Transactions to adversely affect our ability to pursue other business opportunities or strategic transactions; and competitors’ responses to the Transactions.
These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. You should review carefully the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, for a more complete discussion of these and other factors that may affect our business.

APPENDIX A - NON-GAAP FINANCIAL MEASURES
Overview
In addition to reporting our financial information in our Annual Report on Form 10-K using U.S. GAAP, certain non-GAAP financial measures are used with respect to our incentives. Such non-GAAP financial measures include FCF, which is described further below. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP financial measures. Other companies may define and calculate the measures differently than we do, limiting the usefulness of the measures for comparison with other companies.
Free Cash Flow Reconciliation
FCF is defined as GAAP cash from operating activities, less capital expenditures for property, plant, and equipment. Management believes FCF provides investors with an important perspective on the cash available for stockholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Management uses FCF as a measure to assess both business performance and overall liquidity. The table below presents a reconciliation of FCF to cash from operating activities for each of the periods presented.

	Fiscal Year Ended December 31,
($ in millions)	2024	2023	2022
Cash from Operating Activities	$(1,121)	$(226)	$(395)
Capital Expenditures	(153)	(148)	(122)
FCF	$(1,273)	$(374)	$(516)

Certain Performance Measures
Year end inventory for 2024 is calculated as the 2024 year ending balances of inventory and certain components of contract assets and contract liabilities. Indirect incurred cost for 2024 is calculated as the amount of indirect costs incurred in the second half of 2024. Indirect costs include labor costs that are not directly attributable to manufacturing and assembling physical products. Indirect costs also include non-labor items such as purchased services, computing, travel, advertising, trade shows and utilities.
A-1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ATTENDING THE VIRTUAL ANNUAL MEETING
To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/SPR2025 and enter your unique 16-digit voting control number in the box below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71719-P32520 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

The Board of Directors recommends a vote FOR each of the following ten director nominees:

1. Election of Directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Stephen A. Cambone	☐	☐	☐
1b. Jane P. Chappell	☐	☐	☐
1c. Irene M. Esteves	☐	☐	☐
1d. William A. Fitzgerald	☐	☐	☐
1e. Paul E. Fulchino	☐	☐	☐
1f. Robert D. Johnson	☐	☐	☐
1g. Ronald T. Kadish	☐	☐	☐
1h. James R. Ray, Jr.	☐	☐	☐
1i. Patrick M. Shanahan	☐	☐	☐
1j. Laura H. Wright	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Advisory vote to approve the compensation of named executive officers	☐	☐	☐
3. Ratification of appointment of Ernst & Young LLP as independent auditors for 2025	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 4:	**For**	**Against**	**Abstain**
4. The Stockholder Proposal titled "Transparency in Political Spending"	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

NOTE: Please sign exactly as name appears on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor, trustee, or in another representative capacity, sign name and provide full title. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Place:
www.virtualshareholdermeeting.com/SPR2025

Who May Vote:
You may vote if you were a stockholder of record at the close of business on April 8, 2025

By order of the Board of Directors,
David Myers
Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Internet Availability of Proxy Materials for Spirit AeroSystems Holdings, Inc.'s 2025 Annual Meeting of Stockholders.
The Proxy Statement and the 2024 Annual Report are available at: www.proxyvote.com

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

V71720-P32520

SPIRIT AEROSYSTEMS

Proxy — Spirit AeroSystems Holdings, Inc.

PROXY / VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS OF SPIRIT AEROSYSTEMS HOLDINGS, INC. 2025 ANNUAL MEETING OF STOCKHOLDERS — MAY 23, 2025

Each signatory on the reverse side hereby appoints Robert D. Johnson and Justin Welner, and each of them, with the power of substitution, as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of Spirit AeroSystems Holdings, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 23, 2025 (the "Meeting"), and at any adjournment or postponement thereof, with respect to all of the proposals indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Notice and Proxy Statement for the Meeting.

This proxy, when properly executed, will be voted as directed or, if no such direction is given, will be voted FOR Proposals 1, 2, and 3 and AGAINST Proposal 4.

IMPORTANT: PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE.